BYAM LIMITED PARTNERSHIP
AMENDED AND RESTATED AGREEMENT
OF LIMITED PARTNERSHIP



February 25, 1997


TABLE OF CONTENTS


Page

ARTICLE I	CONTINUATION OF PARTNERSHIP				2

	1.01	Continuation
	2
	1.02	Name 									2
	1.03	Principal Executive Offices; Agent for
	2
Service of Process
	1.04	Term 									2
	1.05	Recording 								2

ARTICLE II DEFINED TERMS 							2

ARTICLE III PURPOSE AND BUSINESS OF THE PARTNERSHIP		14

	3.01	Purpose of the Partnership
	14
	3.02	Authority of the Partnership
	14

ARTICLE IV REPRESENTATIONS, WARRANTIES AND			15
COVENANTS; DUTIES AND OBLIGATIONS

	4.01	Representations, Warranties and
	15
Covenants Relating to the Apartment
Complex and the Partnership
	4.02	Duties and Obligations Relating to the
	18
Apartment Complex and the Partnership

ARTICLE V	PARTNERS, PARTNERSHIP INTERESTS AND			20
OBLIGATIONS OF THE PARTNERSHIP

	5.01	Partners, Capital Contributions
	20
and Partnership Interests
	5.02	Return of Capital Contribution
	23
	5.03	Withholding of Capital Contribution Upon
	23
Default
	5.04	Legal Opinions 							24
	5.05	Repurchase Obligation 						24


ARTICLE VI CHANGES IN PARTNERS						25

	6.01	Withdrawal of a General Partner
	25
	6.02	Admission of a Successor or Additional
	25
General Partner
	6.03	Effect of Bankruptcy, Death, Withdrawal,
	26
Dissolution or Incompetence of a
General Partner

ARTICLE VII	ASSIGNMENT TO THE PARTNERSHIP				27

	7.01	Assignment of Contracts, etc.
	27

ARTICLE VIII RIGHTS, OBLIGATIONS AND POWERS OF THE		27
GENERAL PARTNER

	8.01	Management of the Partnership
	27
	8.02	Limitations Upon the Authority of the
	28
General Partner
	8.03	Management Purposes 						29
	8.04	Delegation of Authority
	29
8.05	General Partner or Affiliates Dealing
	30
 with Partnership
	8.06	Other Activities 							30
	8.07	Liability for Acts and Omissions
	30
	8.08	[Intentionally Omitted]						31
	8.09	Rehabilitation of the Apartment Complex,
	31
Construction Cost Overruns, Operating
Deficits
	8.10	Development Fee 							32
	8.11	Incentive Partnership Management Fee
	32
	8.11.1	Asset Management Fee
	33
	8.12	Withholding of Fee Payments 					33
	8.13	Removal of the General Partner
	33
	8.14	Selection of Management Agent
	35
	8.15	[Intentionally Omitted]						35
	8.16	[Intentionally Omitted]						35
	8.17	Subordinated Loans to the Partnership
	36
8.18  8.18	Reserve Fund for Replacements; Tenant Transition Fund;
	Supplemental Replacement Reserve					36


ARTICLE IX	TRANSFERS OF, AND RESTRICTIONS ON TRANSFERS	37
OF INTERESTS OF LIMITED PARTNERS

	9.01	Purchase for Investment
	37
	9.02	Restrictions on Transfer of Limited
	37
Partner's Interests
	9.03	Admission of Substitute Limited Partners
	38
	9.04	Rights of Assignee of Partnership Interest
	39

ARTICLE X	RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS	39

	10.01  Management of the Partnership
	39
	10.02  Limitation on Liability of Limited
	39
  Partners
	10.03  Other Activities
	39
	10.04  Ownership by Limited Partner
	40
  of Corporate General Partners or Affiliate

ARTICLE XI	ALLOCATION OF TAXABLE INCOME,				40
TAX LOSSES, TAX CREDITS AND CASH DISTRIBUTIONS

	11.01  Allocation of Taxable Income, Tax Losses
	40
  and Tax Credits
	11.02  Allocation of Taxable Income and Tax
	41
  Losses from Capital Transactions
	11.03  Distribution of Cash Flow
	41
	11.04  Distributions of Distributable Proceeds
	42
  from Capital Transactions and
  Distributable Proceeds from Refinancings
	11.05  Allocations Among Partners
	43
	11.06  Qualified Income Offset
	44
	11.07  Minimum Gain Allocations
	45
	11.08  Regulatory Allocations
	46
	11.09  Partners' Partnership Non-recourse
	46
  Liabilities
	11.10  Tax Allocations:  Code Section 704(c)
	46
	11.11  Tax Matters Partner
	47
	11.12  Capital Accounts
	48
	11.13  Authority of General Partner to Vary
	50
  Allocations to Preserve and Protect
  Partner's Intent




ARTICLE XII	SALE, DISSOLUTION AND LIQUIDATION			51

	12.01  Dissolution of the Partnership
	51
	12.02  Winding Up and Distribution
	51

ARTICLE XIII BOOKS AND RECORDS, ACCOUNTING TAX			52
ELECTIONS, ETC.

	13.01  Books and Records
	52
	13.02  Bank Accounts 							53
	13.03  Accountants
	53
	13.04  Reports to Partners
	53
	13.05  Section 754 Elections
	56
	13.06  Fiscal Year and Accounting Method
	56

ARTICLE XIV AMENDMENTS							56

	14.01  Proposal and Adoption of Amendments
	57

ARTICLE XV	CONSENTS, VOTING AND MEETINGS				57

	15.01  Method of Giving Consent
	57
	15.02  Submissions to Limited Partners
	57
	15.03  Meetings; Submission of Matter for Voting
	57
	15.04  Appointment of General Partner as Attorney-in-Fact
	57

ARTICLE XVI GENERAL PROVISIONS						58

	16.01  Burden and Benefit
	58
	16.02  Applicable Law 							58
	16.03  Counterparts
	58
	16.04  Separability of Provisions
	58
	16.05  Entire Agreement
	58
	16.06  Liability of the Investment Partnership
	58
	16.07  Environmental Protection
	59
	16.08  Notices to the Investment Partnership
	59
	16.09  Notices to the General Partner
	60
16.10  Withdrawal of Initial Limited Partner
	60
16.11  Lender Requirements							60


BYAM LIMITED PARTNERSHIP
AMENDED AND RESTATED AGREEMENT
OF LIMITED PARTNERSHIP


	This Amended and Restated Agreement of Limited Partnership is made and entered into as of the 25th day of February, 1997, by and among the undersigned parties.

	WHEREAS, as of February 13, 1997, Byam Village of Massachusetts
LLC, a
Connecticut limited liability company whose sole members are First
Atlantic
Housing, Inc., a Massachusetts corporation, BCP Connecticut Properties
Limited
Partnership, a Massachusetts limited partnership, and American Housing Preservation Corporation, a Maine corporation (the "General Partner"), and
First Atlantic Housing, Inc., as initial limited partner (the "Initial
Limited
Partner"), executed an Agreement of Limited Partnership of Byam Limited Partnership, a Connecticut limited partnership (the "Initial Agreement") for the formation of Byam Limited Partnership (the "Partnership") pursuant to the
Connecticut Uniform Limited Partnership Act (the "Act");

	WHEREAS, a Certificate of Limited Partnership was subsequently filed with the Secretary of State for the State of Connecticut on February 19,
1997;

	WHEREAS, the Partnership has been formed to acquire, rehabilitate, construct, own, maintain and operate a 46-unit apartment complex intended for rental to families of low and moderate income, known as Byam Village Apartments, and located in Waterbury, Connecticut (the "Apartment
Complex");

	WHEREAS, the Partnership has acquired or will acquire title to the Apartment Complex and has or will enter into a mortgage and other liens securing the permanent mortgage loan; and

	WHEREAS, the parties hereto now desire to enter into this Amended and
Restated Agreement of Limited Partnership to (i) continue the
Partnership;
(ii) admit Boston Capital Tax Credit Fund IV L.P., a Delaware limited partnership, to the Partnership as a Limited Partner, and BCTC 94, Inc., a
Massachusetts corporation, to the Partnership as the Special Limited
Partner;
(iii) admit Meriden Housing Preservation Limited Partnership, a Connecticut limited partnership as the Class A Limited Partner; (iv) withdraw the Initial
Limited Partner from the Partnership; (v) reassign Interests in the Partnership; and (vi) set forth all of the provisions governing the Partnership.

	NOW, THEREFORE, in consideration of the foregoing, of mutual promises of the parties hereto and of other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereby agree to continue the Partnership pursuant to the Act, as set forth in this Amended and
Restated Agreement of Limited Partnership, which reads in its entirety as follows:




ARTICLE I
CONTINUATION OF PARTNERSHIP

	1.01.	Continuation.  The undersigned hereby continue the
Partnership as
a limited partnership under the Act.

	1.02.	Name.  The name of the Partnership is Byam Limited
Partnership.

	1.03.	Principal Executive Offices; Agent for Service of Process.
The
principal executive and record office of the Partnership shall be c/o
First
Atlantic Housing, Inc., One Boston Place, Suite 2100, Boston, MA 02108,
Attn.:
Christopher W. Collins. The Partnership may change the location of its principal executive office to such other place or places as may hereafter be determined by the General Partner. The General Partner shall promptly notify all other Partners of any change in the principal executive office. The Partnership may maintain such other offices at such other place or places as the General Partner may from time to time deem advisable. The resident agent in the State of Connecticut for the Partnership for service of process is CT
Corporation System, One Commercial Plaza, Hartford, Connecticut 06103.

	1.04.	Term.  The term of the Partnership commenced as of February
13,
1997 and shall continue until December 31, 2057, unless the Partnership is sooner dissolved in accordance with the provisions of this Agreement.

	1.05.	Recording.  Upon the execution of this Amended and Restated
Agreement of Limited Partnership by the parties hereto, the General
Partner
shall take all necessary action required by law to perfect and maintain the
Partnership as a limited partnership under the laws of the State; and to effectuate the admission of the Investment Partnership, the Class A
Limited
Partner and BCTC 94, Inc. as Limited Partners and the withdrawal of the Initial Limited Partner hereunder.

ARTICLE II
DEFINED TERMS

	In addition to the abbreviations of the parties set forth in the preamble to this Agreement, the following defined terms used in this Agreement shall have the meanings specified below:

	"Accountants" means such firm of independent certified public accountants as may be engaged by the General Partner, with the Consent of BCTC 94, Inc., to prepare the Partnership income tax returns and to be responsible for the Partnership's audit and tax matters reporting obligations under Section 13.04 hereof.

	"Act" means the Connecticut Uniform Limited Partnership Act, as amended from time to time during the term of the Partnership.

	"Actual Credit" means as of any point in time, ninety-nine percent
(99%)
of the Tax Credits actually received by the Partnership, as shown on the applicable tax return of the Partnership.

	"Admission Date" means the date upon which the Investment
Partnership is
admitted to the Partnership.

	"Affiliate" means any Person that directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with a General Partner, or with another designated Person, as the context may require.

	"Agency" means the Connecticut Housing Finance Authority in its capacity as the designated agency of the State of Connecticut to allocate Low-Income
Housing Tax Credits, acting through any authorized representative.

	"Agreement" means this Amended and Restated Agreement of Limited Partnership, as amended from time to time.

	"American Housing" means American Housing Preservation
Corporation, a Maine corporation, and a member of the General Partner.

	"Apartment Complex" means the land owned by the Partnership located at
1782 Meriden Road, Waterbury, Connecticut and the 46-unit rental housing development and other improvements constructed thereon, and to be owned and operated therein by the Partnership, and known as Byam Village
Apartments.

	"Applicable Percentage" has the meaning given to it in Section
42(b) of
the Code.

	"Asset Management Fee" means the fee payable by the Partnership to Boston Capital, or an Affiliate thereof, pursuant to Section 8.11.1.

	"Bankruptcy" or "Bankrupt" as to any Person means (a) the entry of an order for relief (or similar court order) against such Person which authorizes a case brought under Chapter 7, 11 or 13 of Title 11 of the United
States Code
to proceed; (b) the commencement of a federal, state or foreign bankruptcy, insolvency, reorganization, arrangement or liquidation proceeding by such
Person; (c) the commencement of a federal, state or foreign bankruptcy, insolvency, reorganization, arrangement or liquidation proceeding against such
Person if such proceeding is not dismissed within sixty (60) days after the commencement thereof; (d) the entry of a court decree or court order which remains unstayed and in effect for a period of thirty (30) consecutive days:
(i) adjudging such Person insolvent under any federal, state or foreign law relating to bankruptcy, insolvency, reorganization, arrangement, liquidation, receivership or the like; (ii) approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of, or in respect of, such Person or his properties under any federal, state or foreign law relating to insolvency, reorganization, arrangement, liquidation, receivership or the like; (iii) appointing a receiver, liquidator, assignee, trustee, conservator, or sequester (or other similar official) of such Person, or of all, or of a substantial part, of such Person's properties; or (iv) ordering the winding up, dissolution or liquidation of the affairs of such Person; (e) the written consent by such Person to the institution against it of any proceeding of the type described in subsection (a), (b), (c) and (d); (f) the written consent by such Person to the appointment of a receiver, liquidator, assignee, trustee, conservator or sequester (or other similar official) of such Person, or of all, or of a substantial part, of its properties; (g) the making by such Person of an assignment for the benefit of creditors; (h) the admission in writing by such Person of its inability to pay its debts generally as they come due; (i) the taking of any corporate or other action by such Person in furtherance of any of the foregoing; or (j) if such Person becomes insolvent by the making of any act or the making of any transfer, or otherwise, as "insolvency" is or may be defined pursuant to the Federal Bankruptcy
Code, the
Federal Bankruptcy Act, the Uniform Fraudulent Conveyances Act, any state or federal act or the ruling of any court.

	"BCTC 94, Inc." means BCTC 94, Inc., a Delaware corporation, which is the Special Limited Partner of the Partnership.

	"Book Depreciation" has the meaning set forth in Section 11.12C.

	"Book Profits and Losses" means the Taxable Income or Tax Losses of the
Partnership, adjusted for purposes of determining and maintaining the Partners' Capital Accounts as provided in Section 11.12.

	"Boston Capital" means Boston Capital Partners, Inc., a
Massachusetts
corporation.

	"Capital Account" means the capital account of a Partner as described in
Section 11.12.

	"Capital Contribution" with respect to any Partner, means the total amount of money and the initial Gross Asset Value of any property (other than money) contributed or agreed to be contributed, as the context requires, to the Partnership by each Partner pursuant to the terms of this Agreement. Any reference to the Capital Contribution of a Partner shall include the Capital
Contribution made by a predecessor holder of the Interest of such Partner.

	"Capital Transaction" means the sale, exchange or disposition (other than leasing in the ordinary course of business) of any Partnership property that is not in the ordinary course of business, or casualty damage to or condemnation of any Partnership property, or any substantial interest therein or portion thereof.

	"Cash Flow" means, with respect to any year or other applicable period,
(a) all Revenues received by the Partnership during such period, plus
(b) any
amounts which the General Partner, acting jointly with BCTC 94, Inc., and subject to the approval of the Lender and HUD, if required, releases from the
Reserve Fund for Replacements as being no longer necessary to hold as part of the Reserve Fund for Replacements, less (i) all operating expenses and obligations of the Partnership paid or payable (on a thirty-day current basis) during the applicable period, including without limitation escrow deposits for taxes and insurance, maintenance and repairs, (ii) all sums due or currently required to be paid under the terms of the Mortgage Loan or any other third-party indebtedness of the Partnership, and (iii) all amounts from Revenues, if any, added or required to be added to the Reserve Fund for Replacements and/or the Supplemental Replacement Reserve during such period. In no event will deductions in determining Cash Flow pursuant to clauses (i) and (ii) above include payments made on account of: the Asset Management Fee, amounts due on any Subordinated Loans, the Incentive Partnership Management Fee, the subsequent annual funding of the Tenant Transition Fund, the Deferred Development Fee and/or any Cash Flow only interest payments on the Preservation Loan.

	Cash Flow shall be determined separately for each fiscal year and shall not be cumulative.

	"Certificate" means the Certificate of Limited Partnership for Byam
Limited Partnership filed with the Secretary of State of Connecticut on February 19, 1997, or any certificate of limited partnership or any other instrument or document which is required under the law of the State to be signed and sworn to by the Partners of the Partnership and filed in the appropriate public offices within the State to perfect or maintain the Partnership as a limited partnership under the laws of the State, to effect the admission, withdrawal or substitution of any Partner of the Partnership, or to protect the limited liability of the Limited Partners as limited partners under the laws of the State.

	"Class A Limited Partner" means Meriden Housing Preservation Limited Partnership, a Connecticut limited partnership, or its successor admitted to the Partnership as a Substitute Class A Limited Partner pursuant to the terms of this Agreement.

	"Code" means the Internal Revenue Code of 1986, as amended from time to time, or any corresponding provision or provisions of succeeding law.

	"Compliance Period" has the meaning ascribed to such term in
Section 42
of the Code.

	"Consent" means the prior written consent or approval of BCTC 94, Inc.
and/or the Investment Partnership and/or any other Partner, as the context may require, to do the act or thing for which the consent is solicited.

	"Construction Contract" means that certain construction contract (including all exhibits and attachments thereto) to be entered into between the Partnership and the Contractor pursuant to which the Apartment Complex is being rehabilitated.

	"Contractor" means Equity Builders, Inc., in its capacity as the general construction contractor for the Apartment Complex.

	"Cost Certification" means the date upon which each Limited Partner shall have received the written certification of the Accountants, in a form and in substance satisfactory to Boston Capital, as to the itemized amounts of the rehabilitation and development costs of the Apartment Complex and the
Eligible Basis and Applicable Percentage (in each case, as defined in Section
42(d) of the Code), pertaining to each building in the Apartment
Complex.

	"Counsel" or "Counsel for the Partnership" shall mean Peabody &
Brown of
Boston, MA and Tobin, Carberry, O'Malley, Riley & Selinger, PC of New
London,
CT, or such other attorney or law firm upon which the Investment Partnership and the General Partner shall agree; provided, however, that if any section of this Agreement either (i) designates particular counsel for the purpose described therein, or (ii) provides that counsel for the purpose described therein shall be chosen by another method or by another Person, then such designation or provision shall prevail over this general definition. The
Limited Partners have been, and will continue to be, separately represented by
Hinckley, Allen & Snyder or such other counsel as they may choose in connection with all Partnership matters.

	"Credit Shortfall" means the amount by which the Actual Credit is less than the Projected Credit (or Revised Projected Credit) for any year or portion thereof.

	"Debt Service" means scheduled principal and interest payments on indebtedness under the Mortgage Loan, determined on an annual basis for each year of Partnership operations.

	"Developer" means jointly, First Atlantic and American Housing, or their respective designees.

	"Deferred Development Fee" means any portion of the Development Fee not actually paid to and received by the Developer from the Installments, the payment of which is deferred and payable only in accordance with Sections
5.01(a), 11.03(A)(b) and 11.04(A)(c) hereof.

	"Development Fee" means the fee payable by the Partnership to the Developer pursuant to Section 8.10 of this Agreement.

	"Development Sources" means the aggregate of: (a) the proceeds of the
Mortgage Loan; (b) the Capital Contributions of the General Partner, as set forth in Section 5.01(a) of this Agreement; (c) not more than $426,008 less the amount of the non-Deferred Development Fee of the Capital Contributions of the Investment Partnership to the Partnership; and (d) any rental income of the Partnership for the period prior to Final Closing.

	"Distributable Proceeds from Capital Transactions" means the excess of all cash receipts and other consideration arising from the sale or other disposition of all or any portion of the Apartment Complex or any proceeds realized from condemnation, casualty, or title defect, but excluding proceeds, if any, from rental interruption insurance or a temporary condemnation in the nature of a lease, over the sum of the following, to the extent paid out of such cash receipts or other consideration: (i) the amount of cash disbursed or to be disbursed in connection with or as an expense of such sale orother disposition, (ii) the amount necessary for the payment of all debts and obligations of the Partnership arising from or otherwise related to such sale or other disposition or to which the Apartment Complex is subject and which are otherwise then due (other than debts and obligations owed to the Partners and their Affiliates, which shall be satisfied in the order set forth in Section 11.04), and (iii) any amounts set aside by the General Partner for reserves which the General Partner deems reasonably necessary for contingent,unmatured or unforeseen liabilities of the Partnership.

	"Distributable Proceeds from Refinancings" means the excess of the gross proceeds of any borrowing by the Partnership over the sum of the following, to the extent paid out of such gross proceeds: (i) any amounts disbursed to repay then existing loans of the Partnership and to pay and provide for all debts and obligations of the Partnership then to be paid or which are otherwise then due (other than debts and obligations owed to the Partners and their Affiliates, which shall be satisfied in the order set forth in Section
11.04), (ii) all reasonable expenses of such borrowings, including, without limitation, all commitment fees, brokers' commissions, and attorneys' fees,
(iii) all amounts paid to improve the Apartment Complex or for any other purpose in order to satisfy conditions to or established in connection with such borrowings, and (iv) any amounts used to meet the operating expenses of the Apartment Complex or set aside by the General Partner for reserves which the General Partner deems reasonably necessary for contingent, unmatured, or unforeseen liabilities of the Partnership.

	"Eligible Basis" has the meaning given to it in Section 42(d) of the
Code.

	"Excess Development Costs" means all funds in excess of the Development
Sources which are required to (i) complete rehabilitation of the Apartment
Complex, including paying any final cost overruns and the cost of any change orders which have been approved by the Lender and which are not funded from
Development Sources, (ii) achieve Substantial Completion, (iii) achieve Initial Closing and Final Closing and satisfy any escrow deposit requirements which are conditions to the Initial Closing and/or the Final Closing, including without limitation, any amounts necessary for local taxes, utilities, insurance premiums and other amounts which are required, (iv) pay any applicable loan assessment fees, discounts or other costs and expenses incurred by the Partnership as a result of the occurrence of the Initial Closing and/or the Final Closing, (v) make the required deposit into the Tenant Transition Fund, (vi) make the required deposit into the Reserve Fund for Replacements and the Supplemental Replacement Reserve and (vii) pay any
Operating Deficits incurred by the Partnership prior to the occurrence of
Rental Achievement. Excess Development Costs shall not include any amounts paid or to be paid in respect of the Development Fee.

	"Extended Use Commitment" means the agreement between the Partnership and the Agency, which is intended to meet the definition of a "long term commitment to low-income housing" as required by Section 42(h)(6) of the Code and the requirements of the Agency's Low-Income Housing Tax Credit Program.

	"Final Closing" means the occurrence of both of the following:
(i)
Substantial Completion and (ii) each of the Mortgage Loans (other than the
Preservation Loan) is being amortized as a "permanent loan".

	"First Atlantic" means First Atlantic Housing, Inc., a
Massachusetts
corporation, and a member of the General Partner.

	"40-60 Set-Aside Test" means the Minimum Set-Aside Test whereby at least
40% of the units in the Apartment Complex must be occupied by individuals, with incomes of 60% or less of area median income, as adjusted for family size.

	"General Partner" means Byam Village of Massachusetts LLC, a Connecticut limited liability company, and any other Person or entity admitted as a general partner pursuant to this Agreement, and their respective successors pursuant to this Agreement, including particularly the provisions of Section
6.03 and 8.13.

	"General Partner's Special Capital Contribution" has the meaning ascribed to such term in Section 5.01 of this Agreement.

	"Gross Asset Value" means, with respect to any asset, the assets adjusted basis for federal income tax purposes, except as adjusted pursuant to
Section 11.12B.

	"HAP Contract" means that certain Housing Assistance Payments Contract dated July 20, 1983 by and between the Connecticut Housing Finance Authority and Byam Village Limited Partnership and approved by HUD, setting forth the
Section 8 payments for the Apartment Complex, which Contract has been or will be assigned to the Partnership.

	"HUD" means the United States Department of Housing and Urban
Development.

	"Incentive Partnership Management Fee" means the fee payable by the
Partnership to the General Partner pursuant to Section 8.11 of this Agreement.

	"Initial Closing" means the date upon which the Mortgage Loan is closed and the first disbursement of proceeds of the Mortgage Loan are authorized to be made to the Partnership.

	"Initial 100% Occupancy Date" means the first date, after the completion of construction, upon which 100% of the low-income apartment units in the
Apartment Complex have been leased to and are occupied by, qualified tenants under executed Agency approved leases, if any such approval is applicable.

	"Installment" means an Installment of the Investment Partnership's Capital Contribution paid or payable to the Partnership pursuant to Section
5.01.

	"Interest" or "Partnership Interest" means the ownership interest of a
Partner in the Partnership at any particular time, including the right of such
Partner to any and all benefits to which such Partner may be entitled as provided in this Agreement and in the Act, together with the obligations of such Partner to comply with all the terms and provisions of this Agreement and of said Act. Such Interest of each Partner shall, except as otherwise specifically provided herein, be that percentage of the aggregate of such benefit or obligation specified by Section 5.01 as such Partner's Percentage
Interest.

	"Invested Amount" means (i) as to the Investment Partnership, an amount equal to the paid-in Capital Contribution of the Investment Partnership divided by .73 and (ii) as to any other Partner, an amount equal to its paid-in Capital Contribution.

	"Investment Partnership" means Boston Capital Tax Credit Fund IV
L.P., a
Delaware limited partnership, which is a Limited Partner of the Partnership.

	"Land" means the property known as 1782 Meriden Road in Waterbury, Connecticut, upon which the Apartment Complex is located.

	"Lender" means the Connecticut Housing Finance Authority in its capacity as maker of the Mortgage Loan, or its successors and assigns in such capacity, including any substitute Lender permitted pursuant to Section 8.02(b)(v) hereof, each acting through any authorized representative.

"Limited Partners" means the Investment Partnership and/or the Class A Limited Partner and/or BCTC 94, Inc., or any other Limited Partner in such
Person's capacity as a limited partner of the Partnership.

	"Liquidator" means the General Partner or, if there is none at the time in question, such other Person who may be appointed in accordance with applicable law and who shall be responsible for taking all action necessary or appropriate to wind up the affairs of, and distribute the assets of, the Partnership upon its dissolution.

	"Loan Documents" means, collectively, the Promissory Notes, the Building
Loan Agreement, the Mortgage Deed, the Security Agreement, the
Collateral
Assignment of Leases and Rents, the Good Faith and Working Capital
Escrow
Deposit Agreement, the Minority Hiring Agreement, the Agreement and Certification, the Affirmative Fair Marketing Contract, the Assignment of
Proceeds, the Escrow and Disbursement Agreement and other documents related to the Mortgage Loan between the Partnership and the Lender.

	"Low-Income Housing Tax Credit" means the low-income housing tax credit allowed for low-income housing projects pursuant to Section 42 of the Code.

	"Management Agent" means the management and rental agent for the Apartment Complex and/or its successors and/or assigns, as described in
Section 8.05 hereof.

	"Management Agreement" means the agreement between the Partnership and the Management Agent providing for the management of the Apartment Complex.

	"Minimum Gain" means the amount determined by computing, with respect to each non-recourse liability of the Partnership, the amount of Taxable Income, if any, that would be realized by the Partnership if it disposed of (in a taxable transaction) the property subject to such liability in full satisfaction thereof, and by then aggregating the amounts so computed, in accordance with Treasury Regulation 1.704-2(d). For purposes of determining the amount of such Taxable Income with respect to a liability, the adjusted basis, for federal income tax purposes, of the asset subject to the liability shall be allocated among all the liabilities that the asset secures in the manner set forth in Treasury Regulation 1.704-2(d)(2) (or successor provisions). If Partnership property subject to one or more non-recourse liabilities of the Partnership is, under Treasury Regulation 1.704-1(b)(2)(iv)(d),(f), or (r), properly reflected on the books of the Partnership at a book value that differs from the adjusted tax basis of such property, then the determination of Minimum Gain shall be made with reference to such book value.

	"Minimum Set-Aside Test" means the set-aside test selected by the Partnership pursuant to Section 42(g) of the Code with respect to the percentage of units in its Apartment Complex to be occupied by tenants with incomes equal to no more than a certain percentage of area median income. The
Partnership has selected or will select the 40-60 Set-Aside Test as the Minimum Set-Aside Test.

	"Mortgage" means, the Mortgage Deed given by the Partnership to Lender securing the Mortgage Loan.

	"Mortgage Loan" means, collectively (i) the loan in the original principal amount of approximately $900,000, bearing an interest rate of 6.75%, having a term of 7 years and requiring regular principal and interest payments on the basis of a 7 year amortization schedule, (ii) the loan in the original principal amount of approximately $770,000, bearing an interest rate of 7.75%, having a term of 30 years and requiring regular principal and interest payments on the basis of a 30 year amortization schedule, and (iii) the Preservation Loan, each made to the Partnership by the Lender pursuant to the
Loan Documents.

	"Net Capital Contribution" means an amount equal to a Partner's paid-in
Capital Contribution, less the aggregate amount of cash distributions, if any, made to such Partner hereunder.

	"Nonrecourse Deductions"  has the meaning set forth in Section
1.704-
2(c) of the Treasury Regulations. The amount of Nonrecourse Deductions for a
Fiscal Year of the Partnership equals the net increase, if any, in the amount of Minimum Gain during that Fiscal Year, determined according to the provisions of Treasury Regulation Section 1.704-2(c).

	"Notice" means a writing containing the information required by this
Agreement to be communicated to a Partner and sent by registered or certified mail, postage prepaid, return receipt requested, to such Partner at the last known address of such Partner, the date of registry thereof or the date of the certification receipt therefor being deemed the date of such Notice; provided, however, that any written communication containing such information sent to such Partner actually received by such Partner shall constitute Notice for all purposes of this agreement.

	"Operating Deficit " means the amount by which (i) the income of the
Partnership from rental payments made by tenants of the Apartment Complex and all other income of the Partnership, including unrestricted earnings on reserve or escrow funds (other than proceeds of any loans to the Partnership and investment earnings on funds on deposit in the Reserve Fund for Replacements and the Tenant Transition Fund and the Supplemental Replacement
Reserve) for a particular period of time, is exceeded by (ii) the sum of all the operating expenses, including all Debt Service payments, operating and maintenance expenses, deposits into the Reserve Fund for Replacements and the
Supplemental Replacement Reserve, any Lender fee payments, and all other Partnership obligations or expenditures, excluding payments for rehabilitation of the Apartment Complex and fees and other expenses and obligations of the
Partnership to be paid from the Capital Contributions of the Investment Partnership to the Partnership pursuant to this Agreement, during the same period of time. For the purposes of this definition, all expenses shall be paid on a sixty (60) day current basis.

	"Operating Deficit Loan" means a loan made pursuant to Section
8.09(b).

	"Partner" means any General Partner or any Limited Partner.

	"Partner Nonrecourse Debt Minimum Gain" has the meaning attributed to
"partner loan nonrecourse debt minimum gain" in Treasury Regulation
1.704-
2(i)(3).

	"Partner Loan Nonrecourse Deductions" means any deductions of the Partnership that are attributable to a nonrecourse liability for which a Partner bears the risk of loss within the meaning of Treasury Regulation
Section 1.704-2(i).

	"Partnership" means Byam Limited Partnership, a Connecticut limited partnership.

	"Partnership Agreement" means this Amended and Restated Agreement of
Limited Partnership, as amended from time to time.

	"Percentage Interest" means the percentage Interest of each Partner as set forth in Section 5.01.

	"Person" means any individual, partnership, corporation, trust or other entity.

	"Plans and Specifications" means the plans and specifications for rehabilitation of the Apartment Complex, referred to in the Construction Contract and any changes thereto made in accordance with the terms of this
Agreement.

	"Preservation Loan" means that certain loan in the original principal amount of approximately $80,000, bearing an interest rate of 6%, which interest accrues but the payment thereof is deferred for 30 years and thereafter requiring regular principal and interest payments on the basis of a
30 year amortization schedule.

	"Project Documents" means and includes the Loan Documents, the Extended
Use Commitment, the Regulatory Agreement, the Management Agreement and all other instruments delivered to (or required by) the Lender or the Agency and all other documents relating to the Apartment Complex and by which the Partnership is bound, as amended or supplemented from time to time.

	"Projected Credit" means Low-Income Housing Tax Credits in the amount of
$44,375 for 1998, $66,564 per year for each of the years 1999 through 2007, and $22,189 for 2008, constituting ninety-nine percent (99%) of the Tax Credits which the General Partner has projected to be available to the Partnership; provided, however, that if the Actual Credit for 1998 is greater than (or less than) $44,375, the Projected Credit for the year 2008 shall be reduced (increased) by an amount equal to the amount by which the Actual Credit for 1998 exceeds (or is less than) $44,375.

	"Regulatory Agreement" means the Covenant of Compliance and Regulatory
Agreement, to be entered into between the Partnership and the Lender setting forth certain terms and conditions under which the Apartment Complex is to be operated.

	"Rent Restriction Test" means the test pursuant to Section 42 of the
Code whereby the gross rent charged to tenants of the low-income units in the
Apartment Complex cannot exceed 30% of the qualifying income levels of those units under Section 42.

	"Rental Achievement" means the first time, based upon four (4) consecutive full calendar months of operation after the first month in which the Partnership commences Debt Service payments on the Mortgage Loans (other than the Preservation Loan), on a fully amortized basis (i.e., amortization of principal and interest amounts outstanding thereunder), with each month taken individually, that Cash Available for Debt Service Requirements (as defined below) equals or exceeds 1.10 times Debt Service requirements. "Cash Available for Debt Service Requirements" for any period means the excess of
(i) all cash actually received by the Partnership on a cash basis from normal operations during such period, but specifically excluding the proceeds of insurance (other than business or rental interruption insurance), loans, Capital Transactions or Capital Contributions over (ii) all cash requirements of the Partnership properly allocable to such period of time on an accrual basis (not including distributions to Partners out of Cash Flow of the Partnership or fees payable from Cash Flow) and, on an annualized basis, all projected expenditures, including those of a seasonal nature, which might reasonably be expected to be incurred on an unequal basis during a full annual period of operation, but specifically excluding Debt Service requirements.
For purposes of this definition, cash requirements of the Partnership shall include to the extent not otherwise covered above, full funding of all Partnership reserves, normal repairs, real estate taxes at fully assessed levels assuming a fully improved property, and necessary capital improvements.

	"Reserve Fund for Replacements" means the reserve fund for replacements with respect to the Apartment Complex as established pursuant to the provisions of Section 8.18(a) of this Agreement.

	"Revenues" means all cash receipts of the Partnership during any period except for Capital Contributions, proceeds from the liquidation, sale or refinancing of Partnership property or of a Capital Transaction, or the proceeds of any loan to the Partnership.

	"Revised Projected Credit" has the meaning set forth in Section
5.01(d)(i).

	"Share of Minimum Gain" means for each Partner, the excess of (1) the sum of (a) the aggregate Non-Recourse Deductions allocated to such Partner
(and such Partner's predecessors in interest) up to that time and (b) the aggregate distributions to such Partner (and such Partner's predecessors in interest) up to that time of proceeds of a non-recourse liability that are allocable to an increase in Partnership Minimum Gain over (2) the sum of
(a)
such Partner's (and such Partner's predecessors in interest) aggregate share of the net decrease in Partnership Minimum Gain up to that time and (b) such
Partner's (and such Partner's predecessors in interest) aggregate share of the decreases up to that time in Partnership Minimum Gain resulting from revaluations of Partnership Property subject to one or more non-recourse liabilities of the Partnership, as more fully set forth in Treasury Regulation
1.704-2(g).

	"State" means the State of Connecticut.

	"State Designation" means, with respect to the Apartment Complex, the final allocation by the Agency of Low-Income Housing Tax Credits, as evidenced by the receipt by the Partnership of IRS Form 8609 executed by the Agency as to all buildings in the Apartment Complex. In the event State
Designation is
anticipated to occur more that sixty (60) days after the Agency's Cost Certification, then, for purposes of Section 5.01(c) hereof, State Designation shall mean evidence of the Agency's receipt of Cost Certification.

	"Subordinated Loan" means any loan made by the General Partner to the
Partnership pursuant to Section 8.17.

	"Substantial Completion" means the date upon which the Partnership has received (a) both a certificate of substantial completion from the applicable inspecting architect certifying that the rehabilitation has been completed in accordance with the Plans and Specifications and (b), if applicable, certificates of substantial completion or certificates of occupancy from the applicable governmental jurisdiction(s) or authority(ies) for one hundred percent (100%) of the apartment units in the Apartment Complex;
provided,
however, that Substantial Completion shall not be deemed to have occurred if on such date any liens or other encumbrances as to title to the Land and the
Apartment Complex exist (unless the General Partner shall have provided lien bonds or title insurance coverage satisfactory in amount and coverage to BCTC
94, Inc.), other than those securing the Mortgage Loan and/or those Consented to by the Investment Partnership.

	"Substitute Limited Partner" means any Person admitted to the Partnership as a Limited Partner pursuant to Section 9.03.

	"Supplemental Replacement Reserve" means the supplemental replacement reserve account established pursuant to the provisions of Section
8.18(c) of
this Agreement.

	"Syndication Expenses" means all expenditures classified as syndication expenses pursuant to Treasury Regulation Section 1.709-2(B). Syndication
Expenses shall be taken into account in determining and maintaining
Capital
Accounts pursuant to Section 11.12 of this Agreement at the time they would be taken into account under the Partnership's method of accounting if they were deductible expenses.

	"Taxable Income" and "Tax Losses" means the Partnership's taxable income or tax losses, respectively, for each fiscal year (or part thereof) as determined for federal income tax purposes, including, where the context requires, all items of income, gain, loss, deduction and credit which enter into the computation thereof.

	"Tax Credit" means the Low-Income Housing Tax Credit.

	"Tenant Transition Fund " means the tenant transition fund reserve account established pursuant to the provisions of Section 8.18(b) of this
Agreement.

	"Tenant Transition Fund Loan" means a loan made pursuant to Section8.18(b) of this Agreement.

ARTICLE III
PURPOSE AND BUSINESS OF THE PARTNERSHIP

	3.01. Purpose of the Partnership. The Partnership has been organized to acquire the Land and the Apartment Complex located thereon and to develop, finance, own, rehabilitate, maintain, operate and sell or otherwise dispose of the Apartment Complex, in order to obtain long-term appreciation, cash income,
Tax Credits and tax losses and to manage the Apartment Complex in a manner that provides and preserves safe, decent, affordable housing and needed supportive services.

	3.02. Authority of the Partnership. In order to carry out its purpose, the Partnership is empowered and authorized to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of its purpose, and for the protection and benefit of the Partnership, including but not limited to the following:

	(a)	acquire ownership of the Land and the Apartment Complex
located
thereon;

	(b)	rehabilitate, operate, maintain, improve, buy, own, sell,
convey,
assign, mortgage, rent or lease any real estate and any personal property necessary to the operation of the Apartment Complex;

	(c)	provide housing, subject to the Minimum Set-Aside Test and
the
Rent Restriction Test and consistent with the requirements of the Project
Documents so long as any Project Documents remain(s) in force;

	(d)	enter into any kind of activity, and perform and carry out
contracts of any kind necessary to, or in connection with, or incidental to, the accomplishment of the purposes of the Partnership;

	(e)	borrow money and issue evidences of indebtedness in
furtherance of
the Partnership business and secure any such indebtedness by mortgage, pledge, or other lien;

	(f)	maintain and operate the Apartment Complex, including hiring the
Management Agent (which Management Agent may be any of the Partners or an
Affiliate thereof) and entering into any agreement for the management of the
Apartment Complex during its rent-up and after its rent-up period;

	(g)	subject to the approval of the Agency and/or the Lender, if
required, and to other limitations expressly set forth elsewhere in this Agreement, negotiate for and conclude agreements for the sale, exchange, lease or other disposition of all or substantially all of the property of the Partnership, or for the refinancing of any mortgage loan on the property of the Partnership;

	(h) 	enter into the Loan Documents with the Lender and grant the
Mortgage, enter into the Mortgage Loan and all other documents required by the
Lender with respect to the Mortgage Loan, and the Extended Use
Commitment and
Regulatory Agreement with the Agency, providing for regulations with respect to rents, profits, dividends and the disposition of the Apartment
Complex and
the long-term use of the Apartment Complex for low-income housing;

	(i) 	rent dwelling units in the Apartment Complex from time to
time, in
accordance with the provisions of the Code applicable to Low-Income
Housing
Tax Credits and in accordance with applicable federal, state and local regulations, collecting the rents therefrom, paying the expenses incurred in connection with the Apartment Complex, and distributing the net proceeds to the Partners, subject to any requirements which may be imposed by the Extended
Use Commitment, the Regulatory Agreement, and the Loan Documents; and

	(j) 	do any and all other acts and things necessary or proper in
furtherance of the Partnership business.

ARTICLE IV
REPRESENTATIONS, WARRANTIES AND COVENANTS;
DUTIES AND OBLIGATIONS

	4.01. Representations, Warranties and Covenants Relating to the Apartment Complex and the Partnership. As of the date hereof, the General
Partner hereby represents, warrants and covenants to the Partnership and to the Partners that:

	(a)	the rehabilitation and development of the Apartment Complex
shall
be completed in a timely and workmanlike manner in accordance with (i) all applicable requirements of the Construction Contract and the Project Documents, (ii) all applicable requirements of all appropriate governmental entities, and (iii) the Plans and Specifications of the Apartment
Complex that
have been or shall be hereafter approved by the Lender and any applicable governmental entities, as such Plans and Specifications may be changed from time to time with the approval of the Lender and any applicable governmental entities, if such approval shall be required;

	(b)	at the Final Closing and at the time of commencement of
rehabilitation, the Land is and will be properly zoned for the Apartment Complex, all consents, permissions and licenses required by all applicable governmental entities have been obtained (excepting however any certificates of occupancy which must be obtained prior to the occupancy of the Apartment
Complex, which such certificates will be obtained by the General Partner on behalf of the Partnership), and the Apartment Complex conformed and conforms to all applicable federal, state and local land use, zoning, environmental and other governmental laws and regulations;

	(c)	all appropriate public utilities, including sanitary and
storm
sewers, water, gas and electricity, are currently available and will be operating properly for all units in the Apartment Complex at the time of first occupancy of such units;

	(d)	as of the date hereof, at the Initial Closing and at the
Final
Closing, good and marketable fee simple title to the Apartment Complex is and will be held by the Partnership, and title insurance policies of a financially-responsible institution acceptable to the Lender and to BCTC 94,
Inc., in the amount of the replacement cost of the Apartment Complex, which amount (as to the Partnership) shall not be less than the aggregate of the paid-in Capital Contributions of the General Partner and the Investment Partnership plus the principal amount of the Mortgage Loan, in favor of the
Partnership and Lender, respectively, were or will be issued on or before the
Initial Closing, and shall remain in full force and effect, subject only to such easements, covenants, restrictions and such other standard exceptions as are normally included in owner's or mortgagee's title insurance policies and which are acceptable to BCTC 94, Inc. and the Lender and shall contain a non-imputation endorsement as to the Investment Partnership and BCTC 94, Inc. and such other endorsements as deemed reasonably necessary by the Lender and BCTC
94, Inc.;

	(e)	the General Partner is not aware of any default under any
agreement, contract, lease, or other commitment, or of any claim, demand, litigation, proceedings or governmental investigation pending or threatened against it, the Apartment Complex or the Partnership, or related to the business or assets of the Partnership or of the Apartment Complex, which claim, demand, litigation, proceeding or governmental investigation could result in any judgment, order, decree, or settlement which would materially and adversely affect the business or assets of the Partnership, the General
Partner, or of the Apartment Complex;

	(f)	except for the commitment fees paid to the Lender, neither
the
General Partner nor any Affiliate of the General Partner or the Partnership, has entered, or shall enter, into any agreement or contract for the payment of any Mortgage Loan discounts, additional interest, yield maintenance or other interest charges or financing fees or any agreement providing for the guarantee of payment of any such interest charges or financing fees relating to the Mortgage Loan.

	(g)	the execution of this Agreement, the incurrence of the
obligations
set forth in this Agreement, and the consummation of the transactions contemplated by this Agreement do not violate any provision of law, any order, judgment or decree of any court binding on the Partnership, the General Partner or any of them or their Affiliates, any provision of any indenture, agreement, or other instrument to which the Partnership or they or either of them is a party or by which the Partnership or the Apartment Complex is affected, and is not in conflict with, and will not result in a breach of or constitute a default under any such indenture, agreement, or other instrument or result in creating or imposing any lien, charge, or encumbrance of any nature whatsoever upon the Apartment Complex;

	(h)	the Construction Contract will be entered into between the
Partnership and the Contractor; no other consideration or fee shall be paid to the Contractor, in its capacity as the Contractor, other than the amounts set forth in the Construction Contract or as evidenced by change orders approved by the Lender or as otherwise disclosed in writing to and approved by the
Investment Partnership; and all change orders that have been submitted by the
Contractor to date have been paid in full;

	(i)	as of the date hereof, at the Initial Closing and at the
Final
Closing, a builder's risk insurance policy is and will be in full force
and
effect, and fire and extended coverage insurance and earthquake insurance,
each for the full replacement value of the Apartment Complex (excluding the
value of the Land, site utilities, landscaping and foundations) which shall
include flood insurance, if the Apartment Complex is in a flood hazard area
designated by HUD, worker's compensation insurance in amounts at least equal
to the amounts required by law and the Loan Documents and public liability
insurance in the amount of not less than $6,000,000 (of which up to
$5,000,000
may be provided under an umbrella policy), all in favor of the Partnership and naming the Investment Partner as an additional insured and loss payee, are in full force and effect and will be maintained in full force and effect during the term of the Partnership; all such policies shall be in amounts and with insurers satisfactory to BCTC 94, Inc., and shall be paid for out of Partnership assets; following Substantial Completion, the General Partner, on behalf of the Partnership, will maintain $6,000,000 of liability insurance covering the Land and the Apartment Complex;

	The term "full replacement value" as used herein shall mean and include the total cost of replacement of the Apartment Complex at each respective stage of rehabilitation thereof up to completion;

	(j)	neither the General Partner nor the Partnership has incurred any
financial responsibility with respect to the Apartment Complex prior to the date of execution of this Agreement, other than that disclosed to the Investment Partnership;

	(k)	at the time of execution of this Agreement, at the time of
Initial
Closing, at the time of Final Closing, and at Substantial Completion, the
Partnership was, is and will continue to be a valid limited partnership, duly organized under the laws of the State, had, has and shall continue to have full power and authority to acquire the Land and to rehabilitate, develop, operate and maintain the Apartment Complex in accordance with the terms of this Agreement, and has taken and shall continue to take all action under the laws of the State and any other applicable jurisdiction that is necessary to protect the limited liability of the Limited Partners and to enable the Partnership to engage in its business;

	(l)	no restrictions on the sale or refinancing of the Apartment
Complex, other than the restrictions set forth in the Loan Documents, in the
Extended Use Commitment, the Regulatory Agreement, if any, and as set forth in this Agreement, exist as of the date hereof, and no such restrictions shall, at any time while the Investment Partnership is a Limited Partner, be placed upon the sale or refinancing of the Apartment Complex;

	(m)	the Apartment Complex is being developed in a manner which
satisfies, and shall continue to satisfy, all restrictions, including tenant income and rent restrictions, applicable to projects generating Low-Income
Housing Tax Credits under Section 42 of the Code;

	(n)	the Projected Credits applicable to the Apartment Complex
are
$44,375 for 1998, $66,564 per year for each of the years 1999 through 2007, and $22,189 for 2008, constituting ninety-nine percent (99%) of the Tax Credits which the General Partner has projected to be available to the Partnership; provided, however, that if the Actual Credit for 1998 is greater than (or less than) $44,375, the Projected Credit for the year 2008 shall be reduced (increased) by an amount equal to the amount by which the Actual Credit for 1998 exceeds (or is less than) $44,375;

	(o) 	it is anticipated that the Partnership is entitled to
receive the
Tax Credits from the Agency in an annual dollar amount of not less than $67,236 pursuant to Section 42(h)(4)(B) of the Code because the Mortgage Loan
(exclusive of the Preservation Loan) is being financed by the proceeds of tax-exempt bonds, and the Apartment Complex meets the requirements set forth in
Sections 42(m)(1)(D) and 42(m)(2)(D) of the Code;

	(p)	to the best of its knowledge after due inquiry, at the time
of the
execution of this Agreement, the General Partner has fully complied with all applicable material provisions and requirements of any and all purchase and/or lease agreements, loan agreements, Project Documents and other agreements with respect to the acquisition, development, financing, rehabilitation and operation of the Apartment Complex; it shall take, and/or cause the Partnership to take, all actions as shall be necessary to achieve and maintain continued compliance with the provisions, and fulfill all applicable requirements, of such agreements;

	(q)	the obligations of the General Partner will be guaranteed by
First
Atlantic, by American Housing, and by Michael A. Liberty pursuant to the terms of a limited guaranty of even date by and between the Partnership, First Atlantic, American Housing and Michael A. Liberty; and

	(r)	fifty percent (50%) or more of the aggregate basis of the
Apartment Complex and the Land is being financed by the proceeds of the Mortgage Loan.

	4.02. Duties and Obligations Relating to the Apartment Complex and the
Partnership. The General Partner shall have the following duties and obligations with respect to the Apartment Complex and the Partnership:

	(a)	all requirements shall be met which are necessary to obtain
or
achieve (i) compliance with the Minimum Set-Aside Test, the Rent
Restriction
Test, and any other requirements necessary for the Apartment Complex to initially qualify, and to continue to qualify, for Tax Credits, including all requirements set forth in the Extended Use Commitment, (ii) issuance of all necessary certificates of occupancy, including all governmental approvals required to permit occupancy of all of the apartment units in the Apartment
Complex, (iii) Initial Closing, (iv) Final Closing and (v) compliance with all provisions of the Project Documents;

	(b)	while conducting the business of the Partnership, the
General
Partner shall not act in any manner which it knows or should have known after due inquiry will (i) cause the termination of the Partnership for federal income tax purposes without the Consent of the Investment Partnership, or (ii) cause the Partnership to be treated for federal income tax purposes as an association taxable as a corporation;

	(c)	the Apartment Complex shall be managed upon Substantial
Completion
so that (i) no less than eighty per cent (80%) of the gross income from the
Apartment Complex in every year is rental income from dwelling units in the
Apartment Complex used to provide living accommodations not on a transient basis, (ii) the rental of all units in the Apartment Complex complies with the tenant income limitations and other restrictions under the Rent Restriction
Test and as set forth in the Extended Use Commitment and all applicable documents entered into in connection with the Mortgage Loan, and (iii) one hundred percent (100%) of the units in the Apartment Complex are occupied or held for occupancy by individuals with incomes of sixty percent (60%) or less of area median income as adjusted for family size;

	(d)	the General Partner shall exercise good faith in all
activities
relating to the conduct of the business of the Partnership, including the development, operation and maintenance of the Apartment Complex, and shall take no action with respect to the business and property of the Partnership which is not reasonably related to the achievement of the purpose of the Partnership;

	(e)	all of (i) the fixtures, maintenance supplies, tools,
equipment
and the like now and to be owned by the Partnership or to be appurtenant to, or to be used in the operation of the Apartment Complex, as well as (ii) the rents, revenues and profits earned from the operation of the Apartment Complex, will be free and clear of all security interests and encumbrances except for the Mortgage Loan and the Mortgage, and any additional security agreements executed in connection therewith;

	(f)	the General Partner will execute on behalf of the
Partnership all
documents necessary to elect, pursuant to Sections 732, 743 and 754 of the
Code, to adjust the basis of the Partnership's property upon the request of the Investment Partnership, if, in the sole opinion of the Investment Partnership, such election would be advantageous to the Investment Partnership and any such elections (including elections made at the direction or with the consent of the Investment Partnership) shall not reduce the obligations of the
General Partner pursuant to Section 5.01(d);

	(g)	the General Partner guarantees payment by the Partnership of any
Credit Recovery Loan pursuant to 5.01(d) and the Asset Management Fee pursuant to Section 8.11.1 (as limited by such section), and payment by the Partnership of the Development Fee pursuant to Section 8.10;

	(h)	the General Partner shall comply and cause the Partnership
to
comply with the provisions of all applicable governmental and contractual obligations;

	(i)	the General Partner shall be responsible for the payment of
any
fines or penalties imposed by the Agency or the Lender pursuant to the Project
Documents and any documents executed in connection with obtaining Tax
Credits
(other than with respect to payments of principal or interest under the Mortgage Loan from and after Final Closing);

	(j)	the General Partner shall promptly notify the Investment
Partnership of any written or oral notice of (i) any default or failure of compliance with respect to the Mortgage Loan or any other financial, contractual or governmental obligation of the Partnership or the General Partner (in the case of the General Partner, if such default or failure of compliance may have a material adverse impact on the Partnership or its operations), or (ii) any IRS proceeding regarding the Apartment Complex or the
Partnership;

	(k)	the General Partner shall, during and after the period in
which it
is a Partner, provide the Partnership with such information and sign such documents as are necessary for the Partnership to make timely, accurate and complete submissions of federal and state income tax returns;

	(l)	within thirty (30) days following the Admission Date, the
General
Partner shall submit to Boston Capital evidence of the Partnership's engagement of Accountants, who have been approved by BCTC 94, Inc., to be responsible for the Partnership's audit and tax matter reporting obligations under Section 13.04 hereof. BCTC 94, Inc. hereby acknowledges that the accounting firm of Reznick, Fedder & Silverman of Bethesda, Maryland is approved by BCTC 94, Inc. as the initial Accountant for the Partnership;

	(m)	the General Partner shall provide to BCTC 94, Inc., for its
approval and Consent, prior to execution, a copy of the Extended Use Commitment to be entered into between the Partnership and the Agency and shall ensure that such Extended Use Commitment is executed and recorded no later than the end of the first taxable year in which any Tax Credit is claimed by the Partnership with respect to any building in the Apartment Complex;
and

	(n)	the General Partner shall establish and maintain all reserve accounts required by the Lender pursuant to the Loan Documents.



ARTICLE V
PARTNERS, PARTNERSHIP INTERESTS
AND OBLIGATIONS OF THE PARTNERSHIP

	5.01. Partners, Capital Contributions and Partnership Interests.

	(a)	The General Partner, its principal address or place of
business,
its Capital Contribution and Percentage Interest are as follows:

Byam Village of Massachusetts LLC				$246,700      1.0%
One Boston Place, Suite 2100
Boston, MA 02110

	In the event that the Partnership has not paid all or part of the Deferred Development Fee when the final payment is due pursuant to the Development Agreement and Section 8.10 hereof, the General Partner shall contribute to the Partnership an amount equal to any such remaining principal balance (the "General Partner's Special Capital Contribution") and the Partnership shall thereupon make a payment in an equal amount to pay off the principal balance due under the Development Agreement.

	(b)(i)	The Investment Partnership, its principal office or
place of
business, its Capital Contribution and its Percentage Interest is as follows:

	Boston Capital Tax		$426,008 (as more		98.99%

		Credit Fund IV L.P. 		specifically set
	(Series 26)			forth in subparagraph
c/o Boston Capital		(c) immediately below)
Partners, Inc.
	One Boston Place
	21st Floor
	Boston, MA 02110

	(ii)	The Special Limited Partner, its principal office or place
of
business, its Capital Contribution and its Percentage Interest is as follows:

	BCTC 94, Inc.			$10.00				0.01%
	c/o Boston Capital
	Partners, Inc.
	One Boston Place,
	21st Floor
	Boston, MA 02210

	(c)	Subject to the provisions of this Agreement, including,
without
limitation, the provisions of Sections 5.01(d) and 5.03, the Investment Partnership shall be obligated to make Capital Contributions to the Partnership in the aggregate amount of $426,008 in four (4) installments (the
"Installments"), which Installments shall be due and payable in cash by the
Investment Partnership within twenty-one (21) days after the Investment Partnership shall have received evidence, reasonably satisfactory to them, of the occurrence of each of the conditions set forth below as to the applicable
Installment, as follows:

	(i)	$355,000 on the latest to occur of (A) Initial Closing, or
(B) the
Admission Date, (the "First Installment");

	(ii)	$45,000 on the latest to occur of (A) Cost Certification,
(B)
receipt of an updated title insurance policy satisfactory to BCTC 94, Inc.,
(C) Initial 100% Occupancy Date, (D) Rental Achievement, (E) confirmation by
Boston Capital that outstanding due diligence items have been completed by the
General Partner to the reasonable satisfaction of Boston Capital, if any, (F) receipt of a payoff letter from the Contractor stating that all amounts payable to the Contractor have been paid in full and that the Partnership is not in violation of the Construction Contract, (G) receipt of a valid and recorded Extended Use Commitment and receipt of a subordination agreement subordinating the Mortgage Loans to the Extended Use Commitment or (H) satisfaction of all of the conditions to the payment of the First Installment
(the "Second Installment"); and

	(iii)	$20,000 on the latest to occur of (A) Final Closing, (B)
State
Designation, (C) Rental Achievement or (D) satisfaction of all of the conditions to the payment of the Second Installment (the "Third
Installment:);
and

(iv)	$6,008 on the latest to occur of  (A) the receipt by the
Investment Partnership of the Partnership's federal income tax return and an audited financial statement for the year in which Rental Achievement occurred or (B) satisfaction of all of the conditions to the payment of the First and
Second Installments (the "Fourth Installment").

As a condition precedent to each payment set forth above other than the
First
Installment, the General Partner shall, not less than twenty (20) days nor
more than thirty (30) days prior to the time such Installment is due, give the
Investment Partnership Notice in the form of a written certification that: (A)
all conditions precedent to such Installment have been satisfied, (B)
the
representations, warranties and covenants given by the General Partner in
Section 4.01(a) are valid and accurate, where still applicable, with respect
to the General Partner, the Partnership and/or the Apartment Complex, as
of
the date of such certificate, and (C) to the best of its knowledge, after due
inquiry, no condition exists which would, pursuant to Section 5.03, entitle
the Investment Partnership to withhold the payment of such Installment.
Based
upon the giving of such Notice, such Installment shall be made on the due date
therefor, or if such Notice is not timely given, then within twenty-one
(21)
days after receipt of such Notice.

	(d)	(i) Upon the occurrence of Cost Certification or State
Designation, if ninety-nine percent (99%) of the aggregate amount of Tax
Credits: (A) for which the Partnership would be eligible with respect to the
Apartment Complex based upon the Cost Certification, and/or (B) allocated by the Agency with respect to the Apartment Complex, is less than the aggregate amount of the Projected Credit over the ten-year credit period (the "Allocation Differential"), then the Capital Contribution of the Investment
Partnership shall be reduced by the "Adjustment Amount". The Adjustment Amount shall be equal to the Allocation Differential multiplied by 64%. Any such reduction in Capital Contribution shall be applied to reduce the Second
Installment and if, and to the extent necessary, the Third Installment and if, and to the extent necessary, the Fourth Installment. If no further Installments are due to be paid, then the entire amount of such reduction shall be repaid by the Partnership to the Investment Partnership promptly after demand is made therefor. The General Partner is obligated to provide such funds to the Partnership as shall be necessary to cause the aforesaid payment to be made by the Partnership to the Investment Partnership. In the event that there is a reduction in Capital Contributions equal to the Adjustment Amount, then the amount of the Projected Credit shall be proportionately reduced to reflect the Allocation Differential, and thereafter shall be referred to as the "Revised Projected Credit".

		(ii) If at any time the Accountants determine that, for any fiscal year or portion thereof during the Partnership's operation, ending on the date five (5) years from and after the date of Substantial Completion (the "Reduction Period"), the Actual Credit for such fiscal year or portion thereof is less than the Projected Credit (or Revised Projected Credit) applicable to such fiscal year or portion thereof, then the Capital Contribution of the
Investment Partnership shall be reduced by the Reduction Amount. The "Reduction Amount" shall be equal to the sum of (A) the Credit Shortfall multiplied by 64% and (B) the amount of any recapture, interest or penalty payable by the limited partners of the Investment Partnership (assuming pass through of all such liability in the year incurred and a tax rate equal to the maximum individual rate applicable in such year) as a result of the Credit
Shortfall for such year. Any reduction in Capital Contribution shall first be applied to reduce the Installment next due to be paid by the Investment Partnership, and any portion of such reduction in excess of such Installment shall be applied to reduce succeeding Installments. If no further Installments are due to be paid, then the entire amount of such reduction shall be repaid by the Partnership to the Investment Partnership promptly after demand is made therefor. The General Partner is obligated to provide such funds to the Partnership as shall be necessary to cause the aforesaid payment to be made by the Partnership to the Investment Partnership.

		(iii) In the event that, for any reason, at any time after the
Reduction Period, there is a Credit Shortfall with respect to any fiscal year during the Partnership's operation, the Investment Partnership shall be treated as having made a constructive advance to the Partnership with respect to such year (a "Credit Recovery Loan"), which shall be deemed to have been made on January 1 of such year, in an amount equal to the sum of (A) the Credit Shortfall for such year, plus (B) the amount of any recapture, interest or penalty payable by the limited partners of the Investment Partnership (assuming pass-through of all such liability in the year incurred and a tax rate equal to the maximum individual rate applicable in such year) as a result of the Credit Shortfall for such year. Credit Recovery Loans shall be deemed to bear simple (not compounded) interest, from the respective dates on which such principal advances are deemed to have been made under this Section 5.01(d) (iii) at 9% per annum. Credit Recovery Loans shall be repayable by the Partnership as provided in Section 11.04(A)(c).

	(e)	Without the Consent of the General Partner and the
Investment
Partnership, no additional Persons may be admitted as additional Limited Partners and Capital Contributions may be accepted only as and to the extent expressly provided for in this Article V.

	5.02. Return of Capital Contribution. Except as provided in this Agreement, no Partner shall be entitled to demand or receive the return of his
Capital Contribution.

	5.03. Withholding of Capital Contribution Upon Default. In the event that: (a) the General Partner, or any successor General Partner shall not have substantially complied with any material provisions under this Agreement, after Notice from the Investment Partnership of such noncompliance and failure to cure such noncompliance within a period of thirty (30) days from and after the date of such Notice, or (b) Lender shall have declared the Partnership to be in default under the Mortgage Loan, or (c) foreclosure proceedings shall have been commenced against the Apartment Complex, or (d) the Partnership shall not have satisfied the post-closing conditions described on Exhibit A attached hereto within the timeframes designated therein, then the Partnership and the Investment Partnership, at its sole election, may cause the withholding of payment of any Installment otherwise payable to the Partnership. Notwithstanding the provisions herein, in the event that an
Installment payment becomes due during the cure period stated in this Section
5.03(a), the Investment Partnership, at its sole election, may cause the withholding of any payment of any such Installment otherwise payable to the
Partnership until the termination of such cure period, and then, according to the provisions herein.

	All amounts so withheld by the Investment Partnership under this Section
5.03 shall be promptly released to the Partnership only after the General
Partner or the Partnership has cured the default justifying the withholding, as demonstrated by evidence reasonably acceptable to the Investment Partnership.

	5.04. Legal Opinions. As a condition precedent to payment of the First
Installment, the Investment Partnership shall have received the opinions of
Peabody & Brown of Boston, MA and Tobin, Carberry, O'Malley, Riley &
Selinger,
PC of New London, CT, which opinions shall be in form and substance satisfactory to the Investment Partnership and shall explicitly state that
Hinckley, Allen & Snyder, of Boston, Massachusetts, counsel to the
Limited
Partner, may explicitly rely upon them.

	5.05.  Repurchase Obligation.

	(a)	If (i) Substantial Completion has not occurred and/or the
Apartment Complex is not placed in service by December 31, 1998; (ii) the
Partnership has not received State Designation for the year or years that the
Apartment Complex is placed in service (for Tax Credit purposes); (iii)
Rental
Achievement does not occur within 12 months from and after the occurrence of
Substantial Completion; (iv) the Partnership fails to initially meet the Minimum Set-Aside Test or the Rent Restriction Test within 12 months of the date that the Apartment Complex is placed in service; (v) the Partnership fails to meet the Minimum Set-Aside Test or the Rent Restriction Test at anytime during the first 60 months after initial achievement of the Minimum
Set Aside and Rent Restriction Tests; (vi) Final Closing has not occurred by fourteen (14) months after Initial Closing; (vii) an event of default described in Section 5.03(a), (b) (c) and/or (d) shall exist and shall not have been cured within 30 days after the occurrence of such default;
(viii)
the buildings comprising the Apartment Complex are not placed in service prior to December 31 in the year in which State Designation has occurred; (ix) the
General Partner fails to make Subordinated Loans as required by this Agreement; then the General Partner shall, within 30 days of the occurrence thereof, send to the Investment Partnership Notice of such event and of its obligation to purchase the Interest of the Investment Partnership hereunder and pay to the Investment Partnership its paid-in Capital Contribution in the event the Investment Partnership in its sole discretion requires such purchase of its Interest. Thereafter, the General Partner, within 30 days of their receipt of Notice from the Investment Partnership of such election, shall acquire the entire Interest of the Investment Partnership in the Partnership by making payment to the Investment Partnership, in cash, of an amount equal to its paid-in Capital Contribution.

	(b)	If the Lender and/or the Agency shall disapprove the
Investment
Partnership as a Partner hereunder within 180 days of its admission to the
Partnership, then the Investment Partnership shall, effective as of such time
(or such other time as may be specified by the Lender and/or the Agency in its disapproval), cease to be a Limited Partner. The General Partners shall, within 10 days of the effective date of such termination, purchase the Interest of the Investment Partnership in the Partnership and pay to the Investment Partnership an amount equal to its Net Capital Contribution.

	(c)	Upon receipt by the Investment Partnership of any such
payment of
its Net Capital Contribution or the Invested Amount, as applicable, the Interest of the Investment Partnership shall terminate, the Investment Partnership shall execute, acknowledge and deliver such documents of assignment as the General Partner shall require and effectuate termination or transfer of its Interest, and the General Partner shall indemnify and hold harmless the Investment Partnership from any losses, damages, and/or liabilities to which the Investment Partnership (as a result of its participation hereunder) may be subject, except as and to the extent of any losses, damages and/or liabilities arising from the Investment Partnership's own negligence, misconduct or fraud.
ARTICLE VI
CHANGES IN PARTNERS

	6.01.	Withdrawal of a General Partner.

	(a) 	A General Partner may withdraw from the Partnership or sell, transfer or assign his or its Interest as General Partner only with the prior
Consent of BCTC 94, Inc., and of the Lender, if required, and only after being given written approval by the necessary parties as provided in Section
6.02,
and by the Lender, if required, of the General Partner(s) to be substituted for him or it or to receive all or part of his or its Interest as General
Partner.

	(b) 	In the event that a General Partner withdraws from the
Partnership
or sells, transfers or assigns his or its entire Interest pursuant to Section
6.01(a), he or it shall be and shall remain liable for all obligations and liabilities incurred by him or it as General Partner, or arising out of any events occurring before such withdrawal, sale, transfer or assignment shall have become effective, but shall be free of any obligation or liability incurred on account of the activities of the Partnership from and after the time such withdrawal, sale, transfer or assignment shall have become effective.

	6.02. Admission of a Successor or Additional General Partner. A Person shall be admitted as a General Partner of the Partnership only if the following terms and conditions are satisfied:

	(a)	the withdrawal of any withdrawing General Partner and the
admission of such Person shall have been Consented to by the remaining
General
Partner or its successors and the Investment Partnership, and consented to, if required, by the Lender;

	(b)	the successor or additional Person shall have accepted and
agreed
to be bound by (i) all the terms and provisions of this Agreement, by executing a counterpart hereof, and (ii) all the terms and provisions of the
Loan Documents, including by executing a counterpart thereof to the extent required by a Lender, and (iii) all the terms and provisions of such other documents or instruments as may be required or appropriate in order to effect the admission of such Person as a General Partner, and an amendment to this
Agreement and/or the Certificate, as applicable, evidencing the admission of such Person as a General Partner shall have been filed and all other actions required by Section 1.05 in connection with such admission shall have been performed;

	(c)	if the successor or additional Person is a corporation or a
limited liability company, it shall have provided the Partnership with evidence satisfactory to counsel for the Partnership of its authority to become a General Partner, to do business in the State and to be bound by the terms and provisions of this Agreement; and

	(d)	counsel for the Partnership shall have rendered an opinion
that
the admission of the successor or additional Person is in conformity with the
Act and that none of the actions taken in connection with the admission of the successor Person will cause the termination or dissolution of the Partnership or will cause it to be classified other than as a partnership for federal income tax purposes.

6.03.	Effect of Bankruptcy, Death, Withdrawal, Dissolution or
Incompetence of a
General Partner.

	(a)	In the event of the Bankruptcy of a General Partner or the
withdrawal, death or dissolution of a General Partner or an adjudication that a General Partner is incompetent (which term shall include, but not be limited to, insanity) the business of the Partnership shall be continued by the other
General Partner, if any, (and the other General Partner, by execution of this
Agreement, expressly so agrees to continue the business of the Partnership);
provided, however, that if the withdrawn, Bankrupt, deceased, dissolved or incompetent General Partner is then the sole General Partner, unless the Investment Partnership within ninety (90) days after receiving Notice of such
Bankruptcy, withdrawal, death, dissolution or adjudication of incompetence elects to designate a successor General Partner and continue the Partnership upon the admission of such successor General Partner to the Partnership, the
Partnership shall be terminated.

	(b)	Upon the Bankruptcy, death, dissolution or adjudication of
incompetence of a General Partner, such General Partner shall immediately cease to be a General Partner and his or its Interest shall without further action be converted to a Limited Partner Interest; provided, however, that if such Bankrupt, dissolved, incompetent or deceased General Partner is the sole remaining General Partner, such General Partner shall cease to be a General
Partner only upon the expiration of ninety (90) days after Notice to the Investment Partnership of the Bankruptcy, death, dissolution or declaration of incompetence of such General Partner; and provided further that if such Bankrupt, dissolved, incompetent or deceased General Partner is the sole remaining General Partner, the converted Partnership Interest of such replaced
General Partner shall be ratably reduced to the extent necessary to insure that the substitute General Partner holds a 1% Percentage Interest (as set forth in Section 5.01) and will receive such percentage interest distribution of the General Partner's percentage pursuant to Section 11.04A(f), as is deemed reasonable by the Limited Partners as a result of good faith negotiations with such substitute General Partner; such replaced General Partner whose Interest has been converted to that of a Limited Partner shall remain entitled to his or its proportionate share of the remainder of the distribution pursuant to Section 11.04A(f).

	Except as set forth above, such conversion of a General Partner Interest to a Limited Partner Interest shall not affect any rights, obligations or liabilities (including without limitation, any of the General Partner's obligations under Section 8.09 herein) of the Bankrupt, deceased, dissolved or incompetent General Partner existing prior to the Bankruptcy, death, dissolution or incompetence of such person as a General Partner (whether or not such rights, obligations or liabilities were known or had matured).

	(c)	If, at the time of the withdrawal, Bankruptcy, death,
dissolution
or adjudication of incompetence of a General Partner, the Bankrupt, deceased, dissolved or incompetent General Partner was not the sole General Partner of the Partnership, the remaining General Partner or General Partners shall promptly (i) give Notice to the Limited Partners of such Bankruptcy, death, dissolution or adjudication of incompetence, and (ii) make such amendments to this Agreement and execute and file such amendments or documents or other instruments as are necessary to reflect the conversion of the Interest of the
Bankrupt, deceased, dissolved or incompetent General Partner and his having ceased to be a General Partner. The remaining General Partner or General
Partners are hereby granted an irrevocable power of attorney to execute any or all documents on behalf of the Partners and the Partnership and to file such documents as may be required to effectuate the provisions of this Section
6.03.



ARTICLE VII
ASSIGNMENT TO THE PARTNERSHIP

	7.01. Assignment of Contracts, etc. The General Partner hereby transfers and assigns to the Partnership all of its right, title and interest in and to the Apartment Complex, including the following:

	(i) all contracts with architects, engineers, contractors and supervising architects with respect to the rehabilitation or development of the Apartment Complex;

	(ii) all plans, specifications and working drawings, heretofore prepared or obtained in connection with the Apartment Complex and all governmental approvals obtained, including planning, zoning and building permits;

	(iii) any and all commitments with respect to the Mortgage Loan;
and

	(iv) any other work product related to the Apartment Complex.

ARTICLE VIII
RIGHTS, OBLIGATIONS AND POWERS
OF THE GENERAL PARTNER

	8.01.  Management of the Partnership.

	(a)	Except as otherwise set forth in this Agreement, the General
Partner, within the authority granted to it under this Agreement, shall have full, complete and exclusive discretion to manage and control the business of the Partnership for the purposes stated in Article III, shall make all decisions affecting the business of the Partnership and shall manage and control the affairs of the Partnership to the best of its ability and use its best efforts to carry out the purpose of the Partnership. In so doing, the
General Partner shall take all actions necessary or appropriate to protect the interests of the Limited Partner and of the Partnership. The General Partner shall devote such of its time as is necessary to the affairs of the Partnership.

	(b)	Except as otherwise set forth in this Agreement and subject
to the
applicable Lender rules and regulations and the provisions of the Project
Documents, the General Partner (acting for and on behalf of the Partnership), in extension and not in limitation of the rights and powers given by law or by the other provisions of this Agreement, shall, in its sole discretion, have the full and entire right, power and authority in the management of the Partnership business to do any and all acts and things necessary, proper, convenient or advisable to effectuate the purpose of the Partnership.
In
furtherance and not in limitation of the foregoing provisions, the General
Partner is specifically authorized and empowered to execute and deliver, on behalf of the Partnership, the Project Documents and to execute any and all other instruments and documents, and amendments thereto, as shall be required in connection with the Mortgage Loan, including, but not limited to, executing any mortgage, note, contract, building loan agreement, bank resolution and signature card, release, discharge, or any other document or instrument in any way related thereto or necessary or appropriate in connection therewith; provided, however, that copies of all applications for advances of Mortgage
Loan proceeds which occur after the Admission Date shall be provided to the
Investment Partnership prior to the disbursement of any funds pursuant thereto. All decisions made for and on behalf of the Partnership by the General Partner shall be binding upon the Partnership. No person dealing with the General Partner shall be required to determine its authority to make any undertaking on behalf of the Partnership, nor to determine any facts or circumstances bearing upon the existence of such authority.

	(c)	Subject to the terms of this Partnership Agreement, the
General
Partner shall be responsible for the management and administration of the
Partnership business and shall have all rights and authority generally conferred by law or necessary, advisable or consistent with accomplishing the purpose of the Partnership. Subject to the consent of the Special Limited
Partner, which consent shall not be unreasonably withheld, the General Partner shall have the power to assign duties and may delegate any of its powers, rights and obligations hereunder and may appoint, employ, contract or otherwise deal with any person for the transaction of business of the Partnership, which person may, but only under the supervision of the General
Partner perform any acts or services for the Partnership as the General Partner may approve.

	8.02.  Limitations Upon the Authority of the General Partner.

	(a)	The General Partner shall not have any authority to:

		(i)	perform any act in violation of any applicable law or
regulation thereunder;

		(ii)	perform any act in violation of the provisions of the
Extended Use Commitment, the Loan Documents, or any other Project
Documents;

		(iii)	do any act required to be approved or ratified in
writing by
all Limited Partners under the Act unless the right to do so is expressly otherwise given in this Agreement;

		(iv)	rent apartments in the Apartment Complex such that the
Apartment Complex would not meet the requirements of the Rent
Restriction Test
or Minimum Set-Aside Test or to rent units to any individuals where income exceeds 60% of area median income, as adjusted for family size; or

		(v)	borrow from the Partnership or commingle Partnership
funds
with funds of any other Person.

	(b)	The General Partner shall not, without the Consent of BCTC
94,
Inc. have any authority to:

		(i)	sell or otherwise dispose of, at any time, all or
substantially all of the assets of the Partnership;

		(ii)	borrow in excess of $10,000 in the aggregate at any
one time
outstanding on the general credit of the Partnership, except borrowings constituting Subordinated Loans or Credit Recovery Loans;

		(iii)	following Substantial Completion, construct any new or
replacement capital improvements on the Apartment Complex which substantially alter the Apartment Complex or its use or which are at a cost in excess of
$10,000 in a single Partnership fiscal year, except (a) replacements and remodeling in the ordinary course of business or under emergency conditions or
(b) construction paid for from insurance proceeds;

		(iv)	acquire any real property in addition to the Apartment
Complex; or

		(v)	refinance the Mortgage Loan, provided that, with the
Consent
of BCTC 94, Inc., the General Partner may substitute, in whole or in part, the
Mortgage Loan with other permanent first mortgage financing, provided such financing (a) is without recourse to any Partner of the Partnership, (b) has a term that ends no earlier than the last day of the "Compliance Period" as defined in Code Section 42, (c) has fixed debt service no greater than the fixed debt service applicable to the Mortgage Loan during the term of the
Mortgage Loan and (d) permits use of refinancing proceeds only for Partnership purposes approved by the Investment Partnership.

	8.03. Management Purposes. In conducting the business of the Partnership, the General Partner shall be bound by the Partnership's purpose(s) set forth in Article III.

	8.04. Delegation of Authority. Subject to Section 8.05 hereof, the
General Partner may employ, contract, or otherwise deal with any Person in connection with the performance of its management responsibilities hereunder, provided such Person acts only under the supervision of the General Partner.

	8.05.	General Partner or Affiliates Dealing with Partnership.

		(a)	The General Partner or any Affiliate may act as
Management
Agent on such terms and conditions permitted by applicable regulations of the
Lender and the Agency, and may receive compensation at the highest rates approved and permitted by the Lender or the Agency at any time; provided, however, that the Management Agent may not receive compensation in excess of that permitted by HUD and the Lender; provided, further, that notwithstanding the foregoing, the Management Agent may not receive compensation in excess of five percent (5%) of gross rental receipts received from tenants of the Apartment Complex without the prior approval of BCTC 94, Inc.

		(b)	The General Partner or any Affiliates thereof shall
have the
right to contract or otherwise deal with the Partnership for the sale of goods or services to the Partnership in addition to those set forth herein, if
(A)
compensation paid or promised for such goods or services is reasonable
(i.e.,
at fair market value) and is paid only for goods or services actually furnished to the Partnership, (B) the goods or services to be furnished shall be reasonable for and necessary to the Partnership, (C) the fees, terms and conditions of such transaction are at least as favorable to the Partnership as would be obtainable in an arm's-length transaction, (D) no agent, attorney, accountant or other independent consultant or contractor who also is employed on a full-time basis by the General Partner or any Affiliate shall be compensated by the Partnership for his services.

	Any contract covering such transactions shall be in writing and shall be terminable without penalty on sixty (60) days Notice. Any payment made to the
General Partner or any Affiliate for such goods or services shall be fully disclosed to all Limited Partners in the reports required under Section 13.04.
Neither the General Partner nor any Affiliate shall, by the making of lump-sum payments to any other Person for disbursement by such other Person, circumvent the provisions of this Section 8.05(b).

	8.06. Other Activities. The General Partner and any Affiliates thereof may engage in or possess interests in other business ventures of every kind and description for their own account, including, without limitation, serving as general partner of other partnerships which own, either directly or through interests in other partnerships, government-assisted housing projects similar to the Apartment Complex. Neither the Partnership nor any of the Partners shall have any rights by virtue of this Agreement in or to such other business ventures or to the income or profits derived therefrom.

8.07.	Liability for Acts and Omissions.  No General Partner shall be liable, responsible or accountable in damages or otherwise to any of the Partners for any act or omission performed or omitted by him or it, or any of them, in good faith on behalf of the Partnership and in a manner reasonably believed by him or it or any of them to be within the scope of the authority granted to him or it or any of them by this Agreement and in the best interest of the Partnership, except for gross negligence, willful misconduct, fraud or any material breach of his or its or their fiduciary duty as General Partner with respect to such acts or omissions. Any loss or damage incurred by any
General Partner by reason of any act or omission performed or omitted by him or it or any of them in good faith on behalf of the Partnership and in a manner reasonably believed by him or it or any of them to be within the scope of the authority granted to him or it by this Agreement and in the best interests of the Partnership (but not, in any event, any loss or damage incurred by any General Partner by reason of gross negligence, willful misconduct, fraud or any material breach of his or its or their fiduciary duty as General Partner with respect to such acts or omissions, or liabilities of the Partners chargeable to the General Partner) shall be paid from Partnership assets to the extent available, but the Limited Partners shall not have any personal liability to the General Partner under any circumstances on account of any such loss or damage incurred by the General Partner or on account of the payment thereof.

	8.08.  [Intentionally Omitted].



	8.09. Rehabilitation of the Apartment Complex, Construction Cost Overruns, Operating Deficits.

	(a)	(i) The Partnership will enter into the Construction
Contract.
The General Partner shall be responsible for:

	(A)	achieving completion of  rehabilitation of the Apartment
Complex on a timely basis in accordance with the Plans and
Specifications,
this Agreement and the Project Documents;
		(B)	meeting all requirements for obtaining all necessary
permanent, unconditional certificates of occupancy for all the apartment units in the Apartment Complex;

		(C)	fulfilling all actions required of the Partnership to
assure
that the Apartment Complex satisfies the Minimum Set-Aside Test and the Rent
Restriction Test; and

		(D)	causing the making of the Mortgage Loan by the Lender,
the
achievement of Initial Closing and the achievement of  Final Closing.

(ii)	The General Partner hereby is obligated to pay all Excess
Development Costs; the Partnership shall have no obligation to pay any Excess
Development Costs.

	(iii)	In the event that the General Partner shall fail to pay any
such
Excess Development Costs as required in this Section 8.09(a), an amount not in excess of such Excess Development Costs shall be applied by the Partnership against the Development Fee due to the Developer as an offset against such obligations of the General Partner.

	Any such direction and application of funds otherwise payable to the
Developer as aforesaid shall be deemed to have been paid by the Partnership to the Developer and then applied to reduce the amount of the Excess Development
Costs, and the Partnership's obligation to make installment payments to the
Developer pursuant to Section 8.10(a), as well as the Investment Partnership's obligation to make future Installments, shall be deemed satisfied to the extent of the funds applied to reduce the General Partner's obligation to fund
Excess Development Costs, and the obligations of the General Partner pursuant to Sections 8.09(a) (i) or 8.09(a) (ii) shall be deemed satisfied to the extent of the funds applied.

	(b)	In the event that, at any time prior to a date which is the
later
of (i) three (3) years from the date hereof or (ii) Rental Achievement, an
Operating Deficit shall exist, the General Partner shall provide such funds to the Partnership as shall be necessary to pay such Operating Deficit(s) in the form of a loan to the Partnership (the "Operating Deficit Loan(s)"); provided, however, that the General Partner's obligation to make Operating Deficit Loans shall not at any one time exceed an outstanding amount greater than $100,000.
An Operating Deficit Loan shall be a Subordinated Loan payable in accordance with the provisions of Section 8.17; Operating Deficit Loans shall bear no interest.

	In the event that the General Partner shall fail to make any such Operating Deficit Loan as aforesaid, the Partnership shall utilize amounts otherwise payable to the Developer as installments of the Development
Fee
pursuant to Section 8.10 of this Agreement to meet the obligations of the
General Partner pursuant to this Section 8.09(b). Amounts so utilized shall also constitute the payment and satisfaction of installments of the Development Fee payable to the Developer under the aforesaid section of this
Agreement, and the obligation of the Partnership to make such installment payments to the Developer, pursuant to such section, as well as the Investment
Partnership's obligation to make future installments, shall be reduced correspondingly.

	8.10.  Development Fee.  The Partnership has entered into a
Development
Agreement of even date herewith with the Developer for its services in connection with the development and rehabilitation of the Apartment Complex.
In consideration for such services, a Development Fee in the total amount of
$154,643 shall be payable by the Partnership to the Developer solely from the
Capital Contributions by the Investment Partnership except as provided in
Sections 4.02(g), 5.01(a), 11.03A(b) and 11.04(A)(c)(4).

The Development Fee shall be due and payable as follows:

(a) $7,938 upon receipt by the Partnership of the Second Installment;

	(b)  $20,000 upon receipt by the Partnership of the Third
Installment;

(c) The balance, less the Deferred Development Fee in the anticipated amount of $120,697, upon receipt by the Partnership of the Fourth
Installment;
and

	(d) the Deferred Development Fee shall be payable only in accordance with Sections 11.03A(b) and 11.04A(c) or, if not sooner paid, on December 31,
2007.

	8.11. Incentive Partnership Management Fee. The Partnership has entered into a Partnership Management Services Agreement with the General
Partner of even date herewith for its services in managing the business of the
Partnership for the period from the date hereof throughout the term of the
Partnership, commencing in 1997. Such agreement includes provisions to the effect that in return for its services in administering and directing the business of the Partnership, maintaining appropriate books and records relating to all financial affairs of the Partnership, and reporting periodically to the Partners, the Lender and the Agency with respect to the financial and administrative affairs of the Partnership and the Apartment
Complex, the Partnership shall pay to the General Partner, from the Cash Flow and/or from Proceeds of Capital Transactions of the Partnership available for distribution and in accordance with Section 11.03A(e) and 11.04(A)(c)(3) an annual Incentive Partnership Management Fee.

	Such fee shall be payable in accordance with the provisions of any applicable regulations of the Lender or the Agency and of the Project Documents and shall be in an amount equal to $3,700 per year, commencing in
1997 and payable from Cash Flow. Such fee shall not be cumulative from year to year and shall only be paid to the extent that Cash Flow or Proceeds of
Capital Transaction are sufficient to make all or a portion of the then-due payments.

	8.11.1 Asset Management Fee. The Partnership shall pay to Boston Capital, or an Affiliate thereof, an annual Asset Management Fee in the amount of $3,700 per annum, commencing in 1997, for its services in assisting with the preparation of the reports required pursuant to Section 13.04, which fee shall be payable from Cash Flow; provided, however, that if in any fiscal year, Cash Flow is insufficient to pay all or any portion of the Asset Management Fee, the General Partner shall make a Subordinated Loan to the
Partnership in an amount not to exceed the lesser of $1,000 per annum or that amount necessary to pay the unpaid portion of such fee. Any unpaid portion of said Asset Management Fee shall accrue, without interest, and shall be payable on a cumulative basis in the first year in which there is sufficient
Cash Flow
available for the payment of such fee, or, in the first year in which proceeds of a Capital Transaction are available.
Such Deferred Development Fee shall be payable only in accordance with Sections 11.03A(b) and 11.04A(c) or, if not sooner paid, on December 31, 2007.

	8.11. Incentive Partnership Management Fee. The Partnership has entered into a Partnership Management Services Agreement with the General
Partner of even date herewith for its services in managing the business of the
Partnership for the period from the date hereof throughout the term of the
Partnership, commencing in 1997. Such agreement includes provisions to the effect that in return for its services in administering and directing the business of the Partnership, maintaining appropriate books and records relating to all financial affairs of the Partnership, and reporting periodically to the Partners, the Lender and the Agency with respect to the financial and administrative affairs of the Partnership and the Apartment
Complex, the Partnership shall pay to the General Partner, from the Cash Flow and/or from Proceeds of Capital Transactions of the Partnership available for distribution and in accordance with Section 11.03A(e) and 11.04(A)(c)(3) an annual Incentive Partnership Management Fee.

	Such fee shall be payable in accordance with the provisions of any applicable regulations of the Lender or the Agency and of the Project Documents and shall be in an amount equal to $2,300 per year, commencing in
1997 and payable from Cash Flow. Such fee shall not be cumulative from year to year and shall only be paid to the extent that Cash Flow or Proceeds of
Capital Transaction are sufficient to make all or a portion of the then-due payments.

	8.11.1 Asset Management Fee. The Partnership shall pay to Boston Capital, or an Affiliate thereof, an annual Asset Management Fee in the amount of $2,300 per annum, commencing in 1997, for its services in assisting with the preparation of the reports required pursuant to Section 13.04, which fee shall be payable from Cash Flow; provided, however, that if in any fiscal year, Cash Flow is insufficient to pay all or any portion of the Asset Management Fee, the General Partner shall make a Subordinated Loan to the
Partnership in an amount not to exceed the lesser of $1,000 per annum or that amount necessary to pay the unpaid portion of such fee. Any unpaid portion of said Asset Management Fee shall accrue, without interest, and shall be payable on a cumulative basis in the first year in which there is sufficient
Cash Flow
available for the payment of such fee, or, in the first year in which proceeds of a Capital Transaction are available.

	8.12.  Withholding of Fee Payments.  In the event that (a) a
General
Partner or any successor General Partner or the general partner of any Affiliated Limited Partnership shall not have substantially complied with any material provisions under this Agreement or the applicable limited partnership agreement, or (b) any financing commitment of any lender, or any agreement entered into by the Partnership for financing related to the Apartment Complex or the property of any Affiliated Limited Partnership shall have terminated prior to their respective termination date(s), or (c) foreclosure proceedings shall have been commenced against the Apartment Complex or the property of such Affiliated Limited Partnership, then (i) such General Partner shall be in default of this Agreement, and the Partnership shall withhold payment of any installment of fees payable pursuant to Sections 8.10 and 8.11, and (ii) the
General Partner shall be liable for the Partnership's payment of any and all installments of the Development Fee payable pursuant to Section 8.10, to the extent that the Investment Partnership has withheld any Installment(s) pursuant to Section 5.03 as a result of the above-described default.

	All amounts so withheld by the Partnership under this Section 8.12 shall be promptly released only after the General Partner has cured the default justifying the withholding, as demonstrated by evidence reasonably acceptable to the Investment Partnership.

	8.13.  Removal of the General Partner.

	(a)	BCTC 94, Inc., acting on behalf of the Investment
Partnership, so
long as the Investment Partnership is a Partner, shall have the right to remove any or all General Partners (i) for any intentional misconduct or gross negligence in the discharge of its duties and obligations as a General Partner, or (ii) upon the occurrence of any of the following:

		(A)	such General Partner shall have violated any of the
material
provisions of the Extended Use Commitment, the Loan Documents, or any provisions of any other Project Document or other document required in connection with the Mortgage Loan, or any provisions of the Agency regulations applicable to the Apartment Complex;

		(B)	such General Partner shall have violated any material
provision of this Agreement or any provision of applicable law, which violations shall include, without limitation (i) withdrawal of the General
Partner without the Consent of the Investment Partnership pursuant to the
Section 6.01(a), (ii) the failure of the General Partner to make
Subordinated
Loans required under this Agreement or (iii) the failure of a sole
General
Partner which is a corporation to satisfy the requirements of Section
8.08;

		(C)	such General Partner shall have caused the Mortgage
Loan to
go into default; or

		(D)	such General Partner shall have conducted its own
affairs or
the affairs of the Partnership in such manner as would: (1) cause the termination of the Partnership for federal income tax purposes; or (2) cause the Partnership to be treated for federal income tax purposes as an association, taxable as a corporation.

	(b)	BCTC 94, Inc. shall give Notice to all Partners of its
determination that any such General Partner shall be removed.  The
General
Partner shall have thirty (30) days after receipt of such Notice to cure any default or other reason for such removal, in which event it shall remain as
General Partner. If, at the end of such cure period such General Partner has not cured any default or other reason for such removal, (i) without any further action by any Partner, BCTC 94, Inc. or its designee shall automatically become a General Partner and acquire in consideration of a cash payment of $5 such portion of the Interest of the removed General Partner as counsel to the Investment Partnership shall determine is the minimum appropriate interest in order to assure the continued status of the Partnership as a partnership under the Code and under the Act, (ii) the remaining portion of the economic Interest of the removed General Partner shall automatically be converted to an equal economic Interest as an Additional Limited Partner, (iii) the economic Interest of BCTC 94, Inc. as the Special Limited Partner shall continue unaffected by the new status of
BCTC 94, Inc. or its designee as a General Partner, and (iv) the new
General
Partner shall automatically be irrevocably delegated all of the powers and duties of the General Partners hereunder.

	(c)	BCTC 94, Inc. or any successor General Partner proposed by
the
Special Limited Partner shall have the option, exercisable in its sole discretion, to acquire (i) the Additional Limited Partner Interest of any removed General Partner and/or (ii) the Class A Limited Partner
Interest, or
any portion thereof, upon payment of the agreed or then present fair market value of such Interest or portion thereof. Any dispute as to the value of the
Interest or portion thereof to be acquired pursuant to the immediately preceding sentence shall be submitted to a committee composed of three qualified real estate appraisers, one chosen by the Partner whose Interest is to be purchased, one chosen by the General Partner, and the third chosen by the two so chosen. The proceedings of such committee shall conform to the rules of the American Arbitration Association, as far as appropriate, and its decision shall be final and binding. The expense of arbitration shall be born equally by the Partner whose Interest is to be purchased and the Partnership.
The method of payment will be deemed presumptively fair where it provides for a promissory note bearing simple interest at eight percent (8%) per annum coming due in no less than five (5) years with equal installments each year.

	(d)	Upon removal, no General Partner or any Affiliate thereof
shall be
entitled to receive any fee, compensation or other remuneration from the Partnership, other than the above- described payment for the Interest, or portion thereof, of the Removed General Partner. The Partnership is not authorized to enter into any arrangement whereby any fee, compensation or other remuneration could be payable directly or indirectly to any General
Partner or Affiliate thereof in a manner inconsistent with the immediately preceding sentence unless the prior written consent of BCTC 94, Inc. shall have been obtained to such particular arrangement. The Partnership may offset against any payments to a General Partner removed under this Section
8.13 any
damages suffered by the Partnership as a result of any breach of the obligations of such General Partner hereunder. A General Partner so removed will not be liable as a general partner for any obligations of the Partnership incurred after the effective date of its removal, but shall be and remain liable for all obligations and liabilities incurred by it as General Partner before such removal became effective, including, but not limited to, its obligations set forth in Section 8.09 hereof.

	(e)	The General Partner and the Class A Limited Partner hereby
grants
to each of the Investment Partnership and BCTC 94, Inc. an irrevocable power of attorney, coupled with an interest, to execute any and all documents on behalf of the Partners and the Partnership as shall be legally necessary and sufficient to effect all of the foregoing provisions of this Section
8.13. The
election by the Investment Partnership to remove such General Partner under this Section shall not limit or restrict the availability and use of any other remedy which the Investment Partnership or any other Partner might have with respect to the General Partner in connection with its undertakings and responsibilities under this Agreement.

	8.14. Selection of Management Agent. The Partnership, with the approval of the Lender and the Agency, if required, shall engage such person, firm or company as the General Partner may select, and as the Investment Partnership may approve, which approval shall not be unreasonably withheld
(hereinafter referred to as "Management Agent") to manage the operation of the
Apartment Complex during the rent-up period and following Substantial Completion for a period of one year, and thereafter such management contract may be extended on an annual basis unless terminated for cause. The Management Agent shall be paid a management fee subject to the approval of the
Lender and the Agency, if required. The contract between the Partnership and the Management Agent and the management plan for the Apartment Complex shall be in a form acceptable to the Lender and the Agency, if required. Carabetta
Management Co. is hereby approved by the parties hereto as the initial Management Agent.

	8.15.  [Intentionally Omitted].

	8.16.  [Intentionally Omitted]

	8.17. Subordinated Loans to the Partnership. In the event that additional funds are required by the Partnership for any purpose relating to the business of the Partnership or for any of its obligations, expenses, costs or expenditures, the Partnership may borrow such funds as are needed from any
Partners or other Person or organization, including the General Partner, for such period of time and on such terms as the General Partner, the Investment
Partnership and the Lender, if so required, may agree and at the rate of interest then prevailing for comparable loans (except for Operating Deficit
Loans made pursuant to Section 8.09(b), which shall bear interest only as provided in Section 8.09(b)); provided however, that no such additional loans shall be secured by any mortgage or other encumbrance on the property of the
Partnership without the prior approval of the Investment Partnership and the approval of the Lender, if required; except that such approvals shall not be required in the case of the hypothecation of personal property purchased by the Partnership and not included in the security agreements executed by the
Partnership at the time of Final Closing. Loans made under this Section shall be repaid as set forth in Section 11.01 of this Agreement, but any amount of any such loan that is outstanding at the time of the occurrence of any of the events described in Sections 11.04 or 12.01 shall be repaid as provided in
Section 11.04A(c)(5).  The General Partner is obligated to make
Subordinated
Loans in accordance with Section 8.09 and Section 8.11.1.

	8.18.  Reserve Fund for Replacements; Tenant Transition Fund.

		(a)	Reserve Fund for Replacements.  The Partnership shall
establish a Reserve Fund for Replacements with respect to the Apartment Complex, as required by the Lender and BCTC 94, Inc. The Partnership shall
make an initial deposit into the Reserve Fund for Replacements equal to $23,000 not later than the making of the First Installment and shall make
subsequent deposits into the Reserve Fund for Replacements equal to
$9,890
annually commencing in 1998; such deposits may be suspended only as approved by the Lender and/or BCTC 94, Inc. Funds in the Reserve Fund for Replacements are intended to be employed for the replacement as needed of fixtures, equipment, structural elements and other components of the Apartment
Complex
of a capital nature. All interest earnings on funds on deposit in the Reserve
Fund for Replacements shall be retained therein for the aforesaid purposes.
The Reserve Fund for Replacement shall remain under the joint control of the
Lender and, until the expiration of the HAP Contract, HUD. Withdrawals from the Reserve Fund for Replacements shall be made only with the consent, or upon the direction, of the Lender and, if required, HUD; provided, however, if such consent of the Lender is not required, such withdrawals may be made only with the Consent, or upon the direction, of the General Partner and BCTC 94, Inc.

		(b)	Tenant Transition Fund. The Partnership shall
establish the
Tenant Transition Fund as a separate, interest bearing account with a financial institution acceptable to the Lender and BCTC 94, Inc. and shall deposit therein funds in the amount of $75,000 from the Installments. The account shall be fully funded (less the amount of the Fourth Installment) not later than the making of the Third Installment. In the event of any shortfall in the funding of such account at the time of the Third Installment, the General Partner shall provide such funds to the Partnership as shall be necessary to eliminate such shortfall in the form of a loan to the Partnership
(the "Tenant Transition Fund Loan"). The Partnership shall make subsequent deposits from Cash Flow into the Tenant Transition Fund equal to $10,000 annually commencing in 1998 and continuing through 2003. In the event that the account is not fully funded as of the making of the Third Installment, the
Fourth Installment shall be used to fund the balance of the account and the
Investment Partnership shall directly fund its Fourth Installment into such account. Funds in the Tenant Transition Fund are intended to be employed solely for the payment of Operating Deficits (including, without limitation, debt service, taxes and insurance), unless otherwise released from escrow by the Lender with the Consent of BCTC 94, Inc. All interest earnings on funds on deposit in the Tenant Transition Fund shall be retained therein for the aforesaid purposes. Withdrawals from the Tenant Transition Fund shall be made only with the consent, or upon the direction, of the Lender; provided, however, if such consent of the Lender is not required, such withdrawals may be made only with the Consent, or upon the direction, of the General Partner and BCTC 94, Inc.

		(c)	Supplemental Replacement Reserve.  The Partnership
shall
establish a Supplemental Replacement Reserve with respect to the Apartment
Complex. The Partnership shall make deposits into the Supplemental Replacement Reserve in an amount equal to $6,210 annually, commencing in 1998.
Funds in the Supplemental Replacement Reserve are intended to be employed for the replacement as needed of fixtures, equipment, structural elements and other components of the Apartment Complex of a capital nature. All interest earnings on funds on deposit in the Supplemental Replacement Reserve shall be retained therein for the aforesaid purposes. Withdrawals from the Supplemental Replacement Reserve shall be made only with the Consent, or upon the direction, of the General Partner, BCTC 94, Inc. and the Lender.

ARTICLE IX
TRANSFERS OF, AND RESTRICTIONS ON TRANSFERS
OF INTERESTS OF LIMITED PARTNERS

	9.01.  Purchase for Investment.

		(a)	The Investment Partnership and the Class A Limited
Partner
hereby represent and warrant to the General Partner and to the Partnership that the acquisition of their respective Interest is made as principal for their respective account for investment purposes only and not with a view to the resale or distribution of such Interest, except insofar as the Securities
Act of 1933 and any applicable securities law of any state or other jurisdiction permit such acquisitions to be made for the account of others or with a view to the resale or distribution of such Interest without requiring that such Interest, or the acquisition, resale or distribution thereof, be registered under the Securities Act of 1933 or any applicable securities law of any state or other jurisdiction.

		(b)	The Investment Partnership and the Class A Limited
Partner
agree that they will not sell, assign or otherwise transfer their respective
Interest or any fraction thereof to any Person who does not similarly represent and warrant and similarly agree not to sell, assign or transfer such
Interest or fraction thereof to any Person who does not similarly represent and warrant and agree.

	(c)	Neither the Investment Partnership nor the Class A Limited
Partner shall sell, assign or otherwise transfer their respective
Interest or
any fraction thereof to any Person until the Investment Partnership or the
Class A Limited Partner, as the case may be, has provided the Partnership with a legal opinion, reasonably satisfactory to the General Partner, that such sale, assignment or other transfer does not violate any state or federal securities laws or require the Interest to be registered under any such laws.

	9.02.  Restrictions on Transfer of Limited Partner's Interests.

		(a)	Under no circumstances will any offer, sale, transfer,
assignment, hypothecation or pledge of any Limited Partner Interest be permitted unless the General Partner, in its sole discretion, shall have Consented.

		(b)	The Limited Partner whose interest is being
transferred
shall pay such reasonable expenses as may be incurred by the Partnership in connection with such transfer.

	9.03.  Admission of Substitute Limited Partners.

		(a)	Subject to the other provisions of this Article IX, an
assignee of the Interest of a Limited Partner (which shall be understood to include any purchaser, transferee, donee, or other recipient of any disposition of such Interest) shall be admitted as a Substitute Limited Partner of the Partnership only upon the satisfactory completion of the following:

		(i)	Consent of the General Partner (which may be withheld
in its
sole discretion) and the consent of the Lender, if required, shall have been given, which Consent of the General Partners may be evidenced by the execution by the General Partners of an amended Agreement and/or Certificate evidencing the admission of such Person as a Limited Partner pursuant to the requirements to the Act;

	(ii)	the assignee shall have accepted and agreed to be bound by
the terms and provisions of this Agreement by executing a counterpart thereof or an appropriate amendment hereto, and such other documents or instruments as the General Partner may require in order to effect the admission of such Person as a Limited Partner;

		(iii)	an amended Agreement and/or Certificate evidencing the
admission of such Person as a Limited Partner shall have been filed for recording pursuant to the requirements of the Act to the extent required in order to effectuate the admission of such Person as a Limited Partner;

	(iv)	the assignee shall have represented and agreed in writing as required by Section 9.01;

	(v)	if the assignee is a corporation, the assignee shall have
provided the General Partner with evidence satisfactory to counsel for the
Partnership of its authority to become a Limited Partner under the terms and provisions of this Agreement; and

	(vi)	the assignee or the assignor shall have reimbursed the
Partnership for all reasonable expenses, including all reasonable legal fees and recording charges, incurred by the Partnership in connection with such assignment.

	(b)	For the purpose of allocation of profits, losses and
credits, and
for the purpose of distributing cash of the Partnership, a Substitute
Limited
Partner shall be treated as having become, and as appearing in, the records of the Partnership as a Partner upon his signing of an amendment to this Agreement, agreeing to be bound hereby.

	(c)	The General Partner shall cooperate with the Person seeking
to
become a Substitute Limited Partner by preparing the documentation required by this Section and making all official filings and publications. The Partnership shall take all such action, including the filing of any amended
Agreement and/or Certificate evidencing the admission of any Person as a Limited Partner, and the making of any other official filings and publications, as promptly as practicable after the satisfaction by the assignee of the Interest of a Limited Partner of the conditions contained in this Article IX to the admission of such Person as a Limited Partner of the
Partnership. Any cost or expense incurred in connection with such admission shall be borne by the Partnership to the extent of available Partnership assets, and otherwise by such assignee.

	9.04.  Rights of Assignee of Partnership Interest.

	(a)	Except as provided in this Article and as required by
operation of
law, the Partnership shall not be obligated for any purpose whatsoever to recognize the assignment by any Limited Partner of his (its) Interest until the Partnership has received actual Notice thereof.

	(b)	Any Person who is the assignee of all or any portion of a
Limited
Partner's Interest, but does not become a Substitute Limited Partner and desires to make a further assignment of such Interest, shall be subject to all the provisions of this Article IX to the same extent and in the same manner as any Limited Partner desiring to make an assignment of his its Interest.

ARTICLE X
RIGHTS AND OBLIGATIONS
OF LIMITED PARTNERS

	10.01. Management of the Partnership. No Limited Partner shall take part in the management or control of the business of the Partnership nor transact any business in the name of the Partnership. Except as otherwise expressly provided in this Agreement, no Limited Partner shall have the power or authority to bind the Partnership or to sign any agreement or document in the name of the Partnership. No Limited Partner shall have any power or authority with respect to the Partnership except insofar as the consent of any
Limited Partner shall be expressly required and except as otherwise expressly provided in this Agreement.

	10.02. Limitation on Liability of Limited Partners. The liability of each Limited Partner shall be limited to its Capital Contribution as and when payable under the provisions of this Agreement. No Limited Partner shall have any other liability to contribute money to, or in respect of the liabilities or obligations of, the Partnership, nor shall any Limited Partner be personally liable for any obligations of the Partnership. No Limited Partner shall be obligated to make loans to the Partnership.

	10.03. Other Activities. Any Limited Partner may engage in or possess interests in other business ventures of every kind and description for its own account, including without limitation, serving as general or limited partner of other partnerships which own, either directly or through interests in other partnerships, government-assisted housing projects similar to the Apartment
Complex. Neither the Partnership nor any of the Partners shall have any right by virtue of this Agreement in or to such other business ventures to the income or profits derived therefrom.

	10.04. Ownership by Limited Partner of Corporate General Partners or
Affiliate. No Limited Partner shall, at any time, either directly or indirectly, own any stock or other interest in any corporate General Partner if such ownership by itself or in conjunction with other stock or other interests owned by other Limited Partners would, in the opinion of Hinckley,
Allen & Snyder or other tax counsel to the Investment Partnership, jeopardize the classification of the Partnership as a partnership for federal income tax purposes. In the event of any violation of the provisions of this Section by any one or more Limited Partners, such Limited Partner or Limited
Partners
shall either dispose of their Interests in the Partnership (subject to and in compliance with the provisions of Article IX) or of their stock or other interest in the corporate General Partner or Affiliates to the extent necessary so that, in the opinion of counsel for the Partnership, the classification of the Partnership as a partnership for federal income tax purposes is no longer in jeopardy. The obligation of any such disposition required of more than one Limited Partner shall be shared among them on an equitable basis. Notwithstanding the foregoing, neither the General Partner nor any Limited Partner shall be liable in damages to the Partnership or to any Partner by reason of any violation of this Section, except for damages arising (a) out of any material misrepresentation by any Limited Partner relating to the ownership of stock or other interest in a corporate General
Partner or any affiliate by him or by any member of his family (within the meaning of the attribution rules set forth in Section 318 of the Code), or (b) out of any failure by any Limited Partner to dispose of his Interest in the
Partnership or of his stock or other interest in a corporate General Partner or Affiliate within a reasonable time after Notice to such Limited
Partner by
the Partnership of the obligations to make such disposition.

ARTICLE XI
ALLOCATION OF TAXABLE INCOME, TAX LOSSES, TAX CREDITS
AND CASH DISTRIBUTIONS

	Section 11.01.  Allocation of Taxable Income, Tax Losses and Tax
Credits.

	A.	General.  Subject to the special allocations set forth in
this
Article XI, Taxable Income, Tax Credits and Tax Losses for each fiscal year of the Partnership (or part thereof) other than those to be allocated pursuant to
Section 11.01B or Section 11.02 hereof, shall be allocated 99% to the Investment Partnership and 1% to the General Partner.

	B.	Nonrecourse Deductions.  Nonrecourse Deductions for any
fiscal
year or other period shall be specially allocated 99% to the Investment Partnership and 1% to the General Partner.

	C.	Partner Loan Nonrecourse Deductions.  Any Partner Loan
Nonrecourse
Deductions for any Fiscal Year or other period shall be specially allocated to the Partner who bears the economic risk of loss with respect to the loan to which such Partner Loan Nonrecourse Deductions are attributable in accordance with Treasury Regulations Section 1.704-2(i).

	Section 11.02.  Allocation of Taxable Income and Tax Losses from
Capital
Transactions. Subject to the special allocations set forth in this Article
XI, Taxable Income and Tax Losses from Capital Transactions shall be allocated to the Partners as follows:



	(i)	Taxable Income from Capital Transactions shall be allocated:

		(a)	first, to the Partners with negative Capital Accounts
pro
rata in such amounts as will result in the elimination of the negative
Capital
Accounts of such Partners; provided, however, that if Taxable Income to be allocated pursuant to this Section 11.02(i)(a) is insufficient to eliminate all negative Capital Accounts, such Taxable Income will be allocated to Partners with negative Capital Accounts in the proportion that each such Partner's negative Capital Account bears to the total of all such Negative
Capital Accounts;

	(b)	second, in the amount and to the extent necessary to
increase the Partners' respective Capital Accounts to equal the amounts distributable under Sections 11.04(d), then 11.04(e), then 11.04(A)(f);

   		(c)	then, the balance, if any, of such Taxable Income
shall be
allocated 65.1% to the General Partner, 9.9% to the Class A Limited Partner and 25% to the Investment Partnership.

	(ii)	Tax Losses from Capital Transactions shall be allocated:

		(a)	first, to the extent of the respective positive
balances in
the Partners' Capital Accounts; and

		(b)	any balance, 99% to the Investment Partnership and 1%
to the
General Partner.

	(iii) 	Notwithstanding the foregoing provisions, if Taxable
Income
to be allocated includes income treated as ordinary income for federal income tax purposes because such Taxable Income is attributable to the recapture of depreciation under Section 1245 or 1250 of the Code, such Taxable Income, to the extent treated as ordinary income, shall be allocated to and reported by the Partners in proportion to their accumulated depreciation allocations.
The Partnership shall keep records of such allocations of depreciation to the
Partners. In determining the accumulated depreciation allocations of the
Partners, depreciation deductions for each taxable year shall be deemed allocated to the Partners in the same proportion as the Taxable Income or Tax
Losses in that particular taxable year were allocated to the Partners.

	11.03.  Distribution of Cash Flow.

	A.	Subject to Lender approval, if required, Cash Flow shall be
determined for each fiscal year and shall be applied or distributed at such time or times as the General Partner deems appropriate, but in no event less than once in each fiscal year, in the following order of priority:

		(a) First, to making the required annual deposit into the Tenant
Transition Fund under Section 8.18(b);

		(b)  Second, to payment to the Developer of the Deferred
Development Fee;

		(c) Third, to repayment of any amounts due with respect to any
Tenant Transition Fund Loans made under Section 8.18(b);

		(d) Fourth, to payment of the Asset Management Fee currently due;

		(e) Fifth, to repayment of any amounts due with respect to any
Subordinated Loans (including, without limitation, Operating Deficit
Loans
made under Section 8.09(b));

		(f)  Sixth to payment of the Partnership Incentive
Management Fee
currently due;

		(g) Seventh, to make the required annual deposit into the Supplemental Replacement Reserve under Section 8.18(c);

		(h) Eighth, to discretionary payments on the Preservation
Loan;

		(i)   Ninth, to pay any accrued but unpaid Asset Management
Fees;
and

		(j) Any balance, 70.1% to the General Partner and 20% to the
Investment Partnership, and 9.9% to the Class A Limited Partner.

	Section 11.04.  Distributions of Distributable Proceeds from
Capital
Transactions and Distributable Proceeds from Refinancings.

	A.	Distributable Proceeds from Capital Transactions and
Distributable
Proceeds from Refinancings (other than liquidating distributions pursuant to
Section 12.02) shall be distributed in the following order of priority:

		(a)	First, to the payment of any debts and liabilities
(including unpaid fees but excluding any debts, liabilities and/or fees owed to any Partners) and to the establishment of any required reserves;

		(b)	[Intentionally Omitted]

		(c)	Second, to the payment of any debts and liabilities
(including unpaid fees) owed to the Partners or any Affiliates by the Partnership for Partnership obligations, including the repayment of any Credit
Recovery Loans made pursuant to Section 5.01(d)(iii), any Operating
Deficit
Loans made pursuant to Section 8.09(b) or any Tenant Transition Fund
Loans
made pursuant to Section 8.18(b) and the funding of reserves under Section
8.18; provided, however, that the foregoing debts and liabilities owed to
Partners and their Affiliates shall be paid or repaid, as applicable, in the following order of priority if and to the extent applicable:

	(1)	The Asset Management Fees currently due, if any, together
with any
accrued and unpaid Asset Management Fees;

	(2)	The repayment of the Investment Partnership of any Reduction
Amount pursuant to Section 5.01(d)(ii) together with any accrued or unpaid interest or Credit Recovery Loan Pursuant to Section 5.01(d)(iii) together with any accrued or unpaid interest;

	(3)	The Partnership Incentive Management Fee currently due;

	(4)	The Deferred Development Fee, if any;

	(5)	Subordinated Loans to the General Partner; and

	(6)	Any other such debts and liabilities; provided, however,
that all
such other debts and liabilities owed to the Investment Partnership shall be paid prior to any such debts and liabilities owed to the General
Partner;

		(d)	then to the Investment Partnership in an amount equal
to its
paid in Capital Contribution;

		(e)	then to the General Partner in an amount equal to its
Invested Amount;

		(f)	the balance, if any, 65.1% to the General Partner,
9.9% to
the Class A Limited Partner and 25% to the Investment Partnership.

	B.	Distributable Proceeds from Capital Transactions and
Distributable
Proceeds from Refinancings shall be distributed within 90 days after the end of the fiscal quarter in which such Capital Transaction or Refinancing occurs.
Distributions of Distributable Proceeds from Capital Transactions and Distributable Proceeds from Refinancings to the Partners shall be made only after Capital Accounts have been adjusted to reflect all previous allocations of Taxable Income and Tax losses to the Partners, for distributions of Cash
Flow, and for any other distributions of Distributable Proceeds form
Capital
Transactions or Distributable Proceeds from Refinancings.

	Section 11.05.  Allocations Among Partners.

	A.	For purposes of determining the Taxable Income (or Tax
Losses) or
any other items allocable to any period, Taxable Income (or Tax Losses) and any such other items shall be determined on a daily, monthly, or other basis, as determined by the General Partner using any permissible method under Code
Section 706 and the Treasury Regulations thereunder.

	B.	Taxable Income, Tax Losses, and Tax Credits for all purposes of
this Agreement shall be determined in accordance with the accrual accounting method. Except as otherwise provided in this Agreement, all items of Partnership income, gain, loss, deduction, and any other allocations, including allocation of Book Profits and Losses, shall be divided among the
Partners in the same proportions as they share Taxable Income, Tax
Credits,
and Taxable Losses, as the case may be, for such fiscal year.

	C.	In any year in which a Partner sells, assigns or transfers
all or
any portion of an Interest to any Person who during such year is admitted as a substitute Partner, the share of all Taxable Income, Tax Losses, and Tax Credits, allocated to and of all Cash Flow and all cash proceeds distributable under Section 11.04 distributed to, all Partners which is attributable to the
Interest sold, assigned or transferred shall be divided between the assignor and the assignee using any one of the following methods as determined by agreement between the assignor and assignee: (i) ratably on the basis of the number of days in such year before, and the number of days on and after, the execution by the assignee of this Agreement, or (ii) by dividing the Partnership fiscal year into two segments, the first segment being the time period in such year before the execution by the assignee of this Agreement and the second segment being the time period in such year beginning on the date of execution of this Agreement, and allocating Taxable Income, Tax Losses, Tax
Credits, Cash Flow, and all cash proceeds distributable in each such segment among the persons who were Partners during that segment, or (iii) using such other method as provided by the Code or regulations thereunder.

	D.	In the event that there is a determination that there is any original issue discount or imputed interest attributable to the Capital Contribution of any Partner, or any loan between a Partner and the Partnership, any income or deduction of the Partnership attributable to such imputed interest or original issue discount on such Capital Contribution or loan (whether stated or unstated) shall be allocated solely to such Partner.

	E.	In the event that the deduction of all or a portion of any
fee
paid or incurred by the Partnership to a Partner or an Affiliate of a Partner is disallowed for federal income tax purposes by the Internal Revenue Service with respect to a taxable year of the Partnership, the Partnership shall then allocate to such Partner an amount of gross income of the Partnership for such year equal to the amount of such fee as to which the deduction is disallowed.

	F.	If any Partner's Interest in the Partnership is reduced but
not
eliminated because of the admission of new Partners or otherwise, or if any
Partner is treated as receiving any items of property described in Section
751(a) of the Code, the Partner's Interest in such items of Section
751(a)
property that was property of the Partnership while such Person was a Partner shall not be reduced, but shall be retained by the Partner so long as the
Partner has an Interest in the Partnership and so long as the Partnership has an Interest in such property.

	G.	The Partners are aware of the income tax consequences of the allocations made by this Article XI and hereby agree to be bound by the provisions of this Article XI in reporting their shares of Partnership income and loss for income tax purposes.

	Section 11.06.  Qualified Income Offset.

		(i) Notwithstanding any other provision of this Article XI, in the event any Partner unexpectedly receives (a) an adjustment to the Capital
Account balance of such Partner as described in Section 1.704-1(b)(2)(ii)(d)(4) of the Treasury Regulations, (b) an allocation to such Partner of loss or deduction of the type described in Section 1.704-1(b)(2)(ii)(d)(5) of the Treasury Regulations, or (c) a distribution to such
Partner in excess of any offsetting increase in the Partner's Capital Account balance during or prior to the year of distribution, items of Partnership
Taxable Income and of income that constitute a credit to such Partner's Capital Account shall be specially allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations under Code Section 704(b), the Qualified Income Offset
Amount
(defined in Section 11.06(ii)) created by such adjustments, allocations, or distributions as quickly as possible, provided that an allocation pursuant to this Section 11.06(i) shall be made only if and to the extent that such Partner would have a Qualified Income Offset Amount after all other allocations provided for in this Article have been tentatively made as if this
Section 11.06(i) were not in this Agreement.

		(ii) Notwithstanding anything to the contrary contained in this
Agreement, in no event shall Tax Losses of the Partnership be allocated to a
Partner if such allocation would result in such Partner having a "Qualified
Income Offset Amount" (as defined below).  As used herein, the term
"Qualified
Income Offset Amount" for a Partner means the deficit balance, if any, in such
Partner's Capital Account as of the end of the relevant fiscal year after giving effect to the following adjustments: (i) credit to such Capital Account an amount equal to (a) the Partner's Share of Minimum Gain immediately prior to the allocation or distribution and (b) the sum of such Partner's allocable share of any recourse indebtedness of the Partnership as determined under Section 752 of the Code and any unconditional obligation of such Partner to contribute additional amounts to the capital of the Partnership in the future (to the extent not previously taken into account in determining such
Partner's share of recourse liabilities of the Partnership) and (ii) debit to such Capital Account the allocations or distributions described in Section
11.06(i) that, as of the end of the taxable year, are reasonably expected to be made to such Partner. All Tax Losses in excess of the limitation set forth in this Section 11.06(ii) shall be allocated to the General Partner.

Section 11.07. Minimum Gain Allocations.

	A.	Notwithstanding any other provisions of this Article XI, if
in any
year there is a net decrease in the amount of the Partnership's Minimum Gain, each Partner will be allocated items of Taxable Income and gain for such year equal to that Partner's share of the net decrease in Minimum Gain, within the meaning of Treasury Regulation 1.704-2(g)(2), and subject to the exceptions set forth in Treasury Regulation 1.704-2(f).

	Allocations of Taxable Income and gain (hereinafter referred to as a
"Minimum Gain Chargeback") required pursuant to this Section 11.07 shall consist first of gains recognized from the disposition of items of Partnership property subject to one or more nonrecourse liabilities of the Partnership to the extent of the decrease in Minimum Gain attributable to the disposition of such items of property (or if such gains exceed the amount of the Minimum Gain
Chargeback required for such taxable year, the Minimum Gain Chargeback shall consist of a proportionate share of each such gain), and the remainder of such
Minimum Gain Chargeback shall consist of a pro-rata portion of the other items of Taxable Income and gain of the Partnership for that year. If the amount of the Minimum Gain Chargeback requirement exceeds the Partnership's
Taxable
Income and gains for the taxable year, the excess shall carry over to subsequent years.

	B. 	If in any year there is a net decrease (within the meaning
of
Treasury Regulations Section 1.704-2(i)(3) in Partner Nonrecourse Debt
Minimum
Gain, any Partner with a share of that Member Nonrecourse Debt Minimum
Gain
(determined under Treasury Regulation 1.704-2(i)(5)) as of the beginning of the year shall be allocated items of profits and gains for that year
(and if
necessary, subsequent years) equal to that Partner's share of the net decrease in Member Nonrecourse Debt Minimum Gain in accordance with Treasury Regulation
Section 1.704-2(i)(4).

	Section 11.08.  Regulatory Allocations.  The allocations set forth in
Sections 11.01B, 11.01C, 11.06 and 11.07 (the "Regulatory Allocations")
are
intended to comply with certain requirements of Treasury Regulation
Section
1.704-1(b).  It is the intent of the Partners that, to the extent possible,
all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Taxable
Income, Tax
Losses and items of income, gain, loss, or deduction pursuant to this
Section
11.08.  Therefore, notwithstanding any other provision of this Article
(other
than the Regulatory Allocations), the General Partners shall make such offsetting special allocations of Taxable Income, Tax Losses, and items of
income, gain, loss, or deduction in whatever manner it determines appropriate
so that, after such offsetting allocations are made, each Capital
Account
balance is, to the extent possible, equal to the Capital Account balance such
Partner would have had if the Regulatory Allocations were not part of the
Agreement and all items were allocated pursuant to Sections 11.01A and
11.02.
In exercising its discretion under this Section 11.08, the General
Partners
shall take into account future Regulatory Allocations under Section
11.07
that, although not yet made, are likely to offset other Regulatory Allocations previously made under Sections 11.01B and 11.01C.

	Section 11.09. Partners' Partnership Non-recourse Liabilities. For purposes of Code Section 752, each Partner's share of Partnership non-recourse liabilities shall be determined in accordance with Treasury Regulation 1.752-
3(a) or successor regulation. In this connection, for purposes of determining each Partner's proportionate share of the excess non-recourse liabilities of the Partnership pursuant to Treasury Regulation 1.752-3(a), the Investment
Partnership shall have a 99% interest in Partnership Taxable Income or profits and the General Partner shall have a 1% interest in Partnership Taxable Income or profits.

	Section 11.10. Tax Allocations: Code Section 704(c). In accordance with Code Section 704(c) and the Treasury Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Partnership shall be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the
Partnership for federal income tax purposes and its initial Gross Asset
Value
(computed in accordance with Section 11.12 hereof).

	In the event the Gross Asset Value of any Partnership properties is adjusted pursuant to Section 11.12 hereof, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take into account any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section
704(c) and the Treasury Regulations thereunder.

	Any elections or other decisions relating to such allocations shall be made by the Managing General Partner with the Consent of the Limited Partner, in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Partner's Capital Account or share of Book
Profits and Losses, other items, or distributions pursuant to any provision of this Agreement.

	11.11.  Tax Matters Partner.

	A.	The General Partner is hereby designated as Tax Matters
Partner of
the Partnership, and shall engage in such undertakings as are required of the
Tax Matters Partner of the Partnership, as provided in regulations pursuant to
Section 6231 of the Code. Each Partner, by its execution of this Agreement,
Consents to such designation of the Tax Matters Partner and agrees to execute, certify, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents as may be necessary or appropriate to evidence such Consent.

	B.	The Tax Matters Partner is hereby authorized, but not
required:

		(a)	to enter into any settlement with the Internal Revenue
Service or the Secretary with respect to any tax audit or judicial review, in which agreement the Tax Matters Partner may expressly state that such agreement shall bind the other Partners, except that such settlement agreement shall not bind any Partner who (within the time prescribed pursuant to the
Code and regulations thereunder) files a statement with the Secretary providing that the Tax Matters Partner shall not have the authority to enter into a settlement agreement on behalf of such Partner;

		(b)	in the event that a notice of a final administrative
adjustment at the Partnership level of any item required to be taken into account by a Partner for tax purposes (a "final adjustment") is mailed to the
Tax Matters Partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court, the
District Court of the United States for the district in which the Partnership's principal place of business is located, or the United
States
Claims Court;

		(c)	to intervene in any action brought by any other
Partner for
judicial review of a final adjustment;

		(d)	to file a request for an administrative adjustment
with the
Internal Revenue Service at any time and, if any part of such request is not allowed by the Internal Revenue Service, to file a petition for judicial review with respect to such request;

		(e)	to enter into an agreement with the Internal Revenue
Service
to extend the period for assessing any tax which is attributable to any item required to be taken into account by a Partner for tax purposes, or an item affected by such item; and

		(f)	to take any other action on behalf of the Partners or
the
Partnership in connection with any administrative or judicial tax proceeding to the extent permitted by applicable law or regulations.

	C.	The Partnership shall indemnify and reimburse the Tax
Matters
Partner for all expenses, including legal and accounting fees, claims, liabilities, losses and damages incurred in connection with any administrative or judicial proceeding with respect to the tax liability of the Partners. The payment of all such expenses (including any reimbursement of the Tax Matters
Partner for expenses that it may incur under the following sentence) shall be made before any distributions are made or any discretionary reserves are set aside by the General Partner. In the event that funds are not available from the Partnership for such expenses, the General Partner shall have the obligation to provide funds for such purpose. The taking of any action and the incurring of any expense by the Tax Matters Partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole discretion of the Tax Matters Partner and the provisions on limitations of liability of the General Partner and indemnification set forth in
Section 8.07
of this Agreement shall be fully applicable to the Tax Matters Partner in its capacity as such.

	11.12.  Capital Accounts.

	A.	A Capital Account shall be maintained on the books of the
Partnership for each Partner, which shall be (i) credited with its Capital
Contributions and the amount of any Partnership liabilities that are assumed by such Partner or that are secured by any Partnership property distributed to such Partner; (ii) credited with its distributive share of Taxable
Income and
any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Taxable Income; (iii) charged with its distributive share of Tax Losses and any nondeductible expenditures of the
Partnership (including Syndication Expenses) described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to
Treasury Regulation Section 1.704-1(b)(2)(iv)(i) and not otherwise taken into account under this Section 11.12; and (iv) charged with any distributions to it and with the amount of any liabilities of such Partner that are assumed by the Partnership or that are secured by any property contributed by such Partner to the Partnership.

	In the case of property other than cash contributed to the Partnership or distributed to a Partner, each Partner's Capital Account will be credited with the Gross Asset Value of property contributed to the Partnership (net of liabilities assumed by the Partnership and liabilities to which such contributed property is subject) and shall be debited with the cash and the
Gross Asset Value of property distributed to it (net of liabilities assumed by such Partner and liabilities to which such distributed property is subject).
In the event the Gross Asset Values of Partnership assets are adjusted pursuant to Section 11.12B hereof, the Capital Accounts of all Partners shall be adjusted simultaneously to reflect the aggregate net adjustment as if the
Partnership recognized gain or loss equal to the amount of such aggregate net adjustment.

	Upon the sale, exchange or other transfer of an Interest, or the assignment of such Interest to a new Partner, the Capital Account of the transferor Partner shall carry over to the transferee Partner.

	B.	For purposes of determining and maintaining the Partners'
Capital
Accounts, the Gross Asset Value of Partnership assets shall be adjusted as follows:

		(i)	The initial Gross Asset Value of any asset contributed
by a
Partner to the Partnership shall be the gross fair market value of such asset, as determined by the contributing Partner and the Partnership;

		(ii)	The Gross Asset Values of all Partnership assets shall
be
adjusted to equal their respective gross fair market values, as determined by the General Partners, as of the following times: (a) the acquisition of an additional Interest in the Partnership by any new or existing Partner in exchange for more than a de minimis Capital Contribution; (b) upon liquidation of the Partnership, or upon the distribution by the Partnership to a Partner of more than a de minimis amount of money or other Partnership property to a retiring or continuing Partner as consideration for an Interest in the Partnership; or (c) under generally accepted industry accounting practices, provided substantially all of the Partnership's property (excluding money) consists of stock, securities, commodities, options, warrants, futures, or similar instruments that are readily tradeable on an established securities market; and

		(iii)	If the Gross Asset Value of an asset has been
determined or
adjusted pursuant to subsection (i) or (ii) of this Section 11.12B, such Gross
Asset Value shall thereafter be adjusted by the Book Depreciation taken into account with respect to such asset for purposes of computing Book
Profits and
Losses, as set forth in Section 11.12B.

	C.	For purposes of determining and maintaining the Partners'
Capital
Accounts and the computation of Book Profits and Losses only, the following adjustments shall be made to the calculation of Taxable Income and Tax Losses reflected in the Partners' Capital Accounts:

		(i)	Gain or loss resulting from any disposition of
Partnership
property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

		(ii)	In lieu of the depreciation, amortization, and other
cost
recovery deductions taken into account in computing such Taxable Income or Tax
Losses, there shall be taken into account Book Depreciation for such fiscal year or other period, computed as hereinafter set forth;

		(iii)	For this purpose, "Book Depreciation" means, for each
fiscal
year or other period, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Book Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deductions for such year or other period bears to such beginning adjusted tax basis; and

		(iv)	Allocations of Book Profits and Losses among the
Partners
shall be made in accordance with the provisions of this Article XI respecting allocations of Taxable Income and Tax Losses among the Partners.

	11.13.  Authority of General Partner to Vary Allocations to
Preserve and
Protect Partner's Intent.

		(a)	It is the intent of the Partners that each Partner's
distributive share of income, gain, loss, deduction, or credit (or item thereof) shall be determined and allocated in accordance with this Article XI to the fullest extent permitted by Section
704(b) of the Code. In order to preserve and protect the determinations and allocations provided for in this Article XI, the General Partner hereby is authorized and directed to allocate income, gain, loss, deduction, or credit
(or item thereof) arising in any year differently than otherwise provided for in this Article XI to the extent that allocating income, gain, loss, deduction or credit (or item thereof) in the manner provided for in Article XI would cause the determinations and allocations of each Partner's distributive share of income, gain, loss, deduction, or credit (or item thereof) not to be permitted by Section 704 (b) of the Code and Treasury Regulations promulgated thereunder. Any allocation made pursuant to this Section 11.13 shall be deemed to be a complete substitute for any allocation otherwise provided for in this Article XI and no amendment of this Agreement or approval of any Partner shall be required.

		(b)	In making any allocation (the "new allocation") under
Section 11.13(a), the General Partner is authorized to act only after having been advised by the Accountants that, under Section 704(b) of the Code and the
Treasury Regulations thereunder, (i) the new allocation is necessary, and (ii) the new allocation is the minimum modification of the allocations otherwise provided for in this Article XI necessary in order to assure that, either in the then current year or in any preceding year, each Partner's distributive share of income, gain, loss, deduction, or credit (or item thereof) is determined and allocated in accordance with this Article XI to the fullest extent permitted by Section 704(b) of the Code and the Treasury
Regulations
thereunder.

		(c)	If the General Partner is required by Section 11.13(a)
to
make any new allocation in a manner less favorable to any Partner than is otherwise provided for in this Article XI, then the General Partner is authorized and directed, only after having been advised by the Accountants that it is permitted by Section 704(b) of the Code, to allocate income, gain, loss, deduction, or credit (or item thereof) arising in later years in such manner so as to bring the allocations of income, gain, loss, deduction, or credit (or item thereof) to such Partner as nearly as possible to the allocations thereof otherwise contemplated by this Article XI.

		(d)	New allocations made by the General Partner under
Section
11.13(a) and Section 11.13(c) in reliance upon the advice of the Accountants shall be deemed to be made pursuant to the fiduciary obligation of the General
Partner to the Partnership and the Limited Partners, and no such allocation shall give rise to any claim or cause of action by any Limited Partner.

ARTICLE XII
SALE, DISSOLUTION AND LIQUIDATION

	12.01. Dissolution of the Partnership. The Partnership shall be dissolved upon the earlier of the expiration of the term of the Partnership, or upon:

	(a)	subject to Section 6.03, the withdrawal, Bankruptcy, death,
dissolution or adjudication of incompetency of a General Partner who is at that time the sole General Partner;

	(b)	the sale or other disposition of all or substantially all of the
assets of the Partnership;

	(c)	the election by the General Partner, with the Consent of
BCTC 94,
Inc; or

	(d)	any other event causing the dissolution of the Partnership
under
the laws of the State.

	12.02.  Winding Up and Distribution.

	(a)	In the event of dissolution and termination of the
Partnership, a full accounting of the assets and liabilities shall be taken, and the assets shall be distributed in accordance with this Section
12.02 as
follows, after taking into account all other allocations and distributions under this Agreement for the Fiscal Year, including, without limitation, the allocations under Article XI hereof:

		(A)	To the payment of all debts and liabilities of the
Partnership then due (including fees and loans payable to Partners);

		(B)	To the setting up of any reserves that the Liquidator
may
deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the Partnership; and

		(C)	To the Partners, in an amount equal to the positive
balances
in their Capital Accounts.

	If a General Partner has a negative Capital Account balance
following
the liquidation of the Partnership or of a General Partner's Interest in
the
Partnership within the meaning of Treasury Regulation Section 1.704-1(b)(ii)(g), such General Partner shall pay to the Partnership in cash an amount equal to the lesser of (a) the negative balance in such General Partner's Capital Account or (b) its ratable share (based on its share of the aggregate General Partner interest in the Partnership) of the excess of
1.01%
of the Capital Contributions of the Limited Partners over the Capital Contributions previously made by the General Partners. ). Amounts contributed to the Partnership in respect of the General Partner's obligation to restore negative Capital Account balances shall be paid to creditors of the Partnership or distributed to the other Partners in accordance with their positive Capital Account balances, if any, as of the date of liquidation.

		(b)	The Liquidator shall file all certificates and notices
of
the dissolution of the Partnership required by law. The Liquidator shall proceed without any unnecessary delay to sell and otherwise liquidate the
Partnership's property and assets; provided, however, that if the Liquidator shall determine that an immediate sale of part or all of the Partnership property would cause undue loss to the Partners, then in order to avoid such loss, the Liquidator may, except to the extent provided by the Act, defer the liquidation as may be necessary to satisfy the debts and liabilities of the
Partnership to Persons other than the Partners. Upon the complete liquidation and distribution of the Partnership assets, the Partners shall cease to be
Partners of the Partnership, and the Liquidator shall execute, acknowledge and cause to be filed all certificates and notices required by the law to terminate the Partnership.

		(c)	Upon the dissolution of the Partnership pursuant to
Section
12.01, the Accountants shall promptly prepare, and the Liquidator shall furnish to each Partner, a statement setting forth the assets and liabilities of the Partnership upon its dissolution. Promptly following the complete liquidation and distribution of the Partnership property and assets, the Accountants shall prepare, and the Liquidator shall furnish to each Partner, a statement showing the manner in which the Partnership assets were liquidated and distributed.

ARTICLE XIII
BOOKS AND RECORDS, ACCOUNTING
TAX ELECTIONS, ETC.

	13.01. Books and Records. The books and records of the Partnership shall be maintained on an accrual basis in accordance with sound federal income tax accounting principles. These and all other records of the Partnership, including information relating to the status of the Apartment
Complex, information with respect to the sale by the General Partner or any
Affiliate of goods or services to the Partnership, and any information required to be maintained by the Act or any governmental agencies having jurisdiction, shall be kept at the principal office of the Partnership and shall be available for examination there by any Partner, or his duly authorized representative, at any and all reasonable times. Any Partner, or his duly authorized representative, upon paying the costs of collection, duplication and mailing, shall be entitled to a copy of the list of names and addresses of the Limited Partners and of any of the books and records of the
Partnership.

	13.02. Bank Accounts. All funds of the Partnership not otherwise invested shall be deposited in one or more accounts maintained in such banking institutions as the General Partner shall determine, and withdrawals shall be made only in the regular course of Partnership business on such signature or signatures as the General Partner may, from time to time, determine. No funds of the Partnership shall be deposited in any financial institution in which any Partner is an officer, director or holder of any proprietary interest.

	13.03. Accountants. The Accountants shall annually prepare for execution by the General Partner all tax returns of the Partnership, shall annually audit the books of the Partnership, and shall certify, in accordance with generally accepted accounting principles, a balance sheet, a profit and loss statement, and a cash flow statement. With respect to each fiscal year during the Partnership's operations, at such time as the Accountants shall have prepared the proposed tax return for such year, the Accountants shall provide copies of such proposed tax return to the Investment Partnership and to its accountants, Reznick, Fedder & Silverman, of Bethesda, Maryland, for their review and comment. Any comments and/or changes in such proposed tax return reasonably recommended by the Investment Partnership's accountants shall be taken into account and made by the Accountants prior to the completion of such tax return for execution by the General Partner. The Partnership shall reimburse Boston Capital Communications Limited Partnership, an affiliate of the Investment Partnership, for its expenses incurred in causing the Partnership's proposed tax return to be reviewed by the Investment
Partnership's accountants, if and to the extent that such review results in material modifications to such proposed tax return. A full detailed statement shall be furnished to all Partners, showing such assets, properties, and net worth and the profits and losses of the Partnership for the preceding fiscal year. All Partners shall have the right and power to examine and copy, at any and all reasonable times, the books, records and accounts of the Partnership.

	13.04.  Reports to Partners.

		(a)	Within thirty (30) days of the date of Substantial
Completion, the General Partner shall cause to be prepared and distributed to the Investment Partnership, a Credit Basis Worksheet for each building, and in the form specified by Boston Capital.

		(b)	The General Partner shall cause to be prepared and
distributed to all persons who were Partners at any time during a fiscal year of the Partnership; provided; however, that the Class A Limited Partner shall only be entitled to receive the report referenced in Section
13.04(b)(ii)
below and no other reports except as required by the Act.

		(i)	By March 1 of the year after the end of each fiscal
year of
the Partnership, (A) an audited financial statement which includes a balance sheet as of the end of such fiscal year and statements of income, Partners' equity, and changes in financial position and a Cash Flow statement, for the year then ended, all of which, except the Cash Flow statement, shall be prepared in accordance with generally accepted accounting principles and accompanied by an auditor's report containing an opinion of the Accountants, and (B) a report of the activities of the Partnership during the period covered by the report. Such report shall set forth distributions to Limited
Partners for the period covered thereby and shall separately identify distributions from: (1) Cash Flow from operations during the period, (2) Cash
Flow from operations during a prior period which had been held as reserves,
(3) proceeds from disposition of the Apartment Complex or any other investments of the Partnership, (4) lease payments on net leases with builders and sellers, and (5) reserves. With respect to any distribution to the Investment Partnership, the report called for shall separately identify distributions from (A) Cash Flow from operations during the period, (B) Cash
Flow from operations during a prior period which had been held as reserves,
(C) proceeds from disposition of property and investments, (D) lease payments on net leases with builders and sellers, (E) reserves from the gross proceeds of the offering originally obtained from the Investment Partnership, (F) borrowed monies, (G) loans or contributions from the Investment Partnership, and (H) transactions outside of the ordinary course of business with a description thereof. If the Completion Date had not yet occurred as of December 31 in the year which is the subject of the report, then this Section
13.04(a)(i) shall require only the balance sheet for the year then ended.

		(ii)	By February 7 of the year after the end of each fiscal
year
of the Partnership, all information necessary for the preparation of the Limited Partners' federal income tax returns, together with a draft of the
Partnership's federal income tax return for such fiscal year.

		(iii)	Within thirty (30) days after the end of each calendar
quarter of a fiscal year of the Partnership, a report containing:

			(A)	A balance sheet, which may be unaudited; and

			(B)	a statement of income for the quarter then
ended,
which may be unaudited; and

			(C)	A Low Income Housing Credit Monitoring form,
Rent
Rolls, Statement of Income and Expenses, Operating Statement and
Occupancy
Rental Report, all in the form specified by Boston Capital; and

			(D)	A certification that the Apartment Complex and
its
tenants are in compliance with all applicable federal and state laws and regulation; and

			(E)	other pertinent information regarding the
Partnership
and its activities during the quarter covered by the report.

	(c)	Within ninety (90) days after the end of each fiscal year of the
Partnership the General Partner shall provide to the Investment
Partnership:

  		(i)	A certification by the General Partner that (A) all
Mortgage
Loan payments and taxes and insurance payments with respect to the Apartment
Complex are current as of the date of the year-end report, (B) to the best of the General Partner's knowledge and belief there is no default under the Project Documents or this Agreement, or if there is any default, a description thereof, and (C) to the best of the General Partner's knowledge and belief there is no building, health or fire code violation or similar violation of a governmental law, ordinance or regulation against the Apartment Complex or, if there is any violation, a description thereof;

		(ii)	the information specified in Section 13.04(b);

		(iii)	to the extent not previously disclosed in a report
required
hereunder a descriptive statement of all transactions during the fiscal year between the Partnership and the General Partner and/or any Affiliates, including the nature of the transaction and the payments involved
(including
accrued cash or other payments);

		(iv)	a Cash Flow statement; and

		(v)	if required, a copy of the annual report to be filed
with
the United States Treasury concerning the status of the Apartment
Complex as
low income housing and, if required, a certificate to the Agency concerning the same.

	(d)	Upon the written request of the Investment Partnership for
further
information with respect to any matter covered in items (a) or (b) above, the
General Partner shall utilize its best efforts to furnish such information within thirty (30) days of receipt of such request.

	(e)	Prior to November 1 of each year commencing in 1998, the
General
Partner, on behalf of and at the expense of the Partnership, shall send to the
Investment Partnership an estimate of the Investment Partnership's share of the Tax Credits, identified by building, and of profits and losses of the
Partnership for federal income tax purposes for the current fiscal year, all in the form specified by Boston Capital. Such estimate shall be prepared by the General Partner and the Accountants.

	(f)	Within fifteen (15) days after the end of any calendar month during which

  		(i)	there is a material default by the Partnership under
the
Project Documents or in payment of any mortgage, taxes, interest or other obligation on secured or unsecured debt,

		(ii)	any reserve has been reduced or terminated by
application of
funds therein for purposes materially different from those for which such reserve was established,

		(iii)	the General Partner has received any notice of a
material
fact which may substantially affect further distributions, or

		(iv)	any Partner has pledged or collateralized his Interest
in
the Partnership, the General Partner shall send the Investment
Partnership a
detailed report of such event.

	(g)	On or before the Admission Date, the General Partner, on
behalf of
the Partnership, shall send to the Investment Partnership a copy of all requests for disbursements or other extensions of credit under the Mortgage
Loan which have been submitted to the Lender prior to the Admission
Date.
After the Admission Date, the General Partner, on behalf of the Partnership, shall send to the Investment Partnership, on or before the tenth day of each month, a copy of (i) all reports required by the Agency, filed the previous month and covering the status of project operations and (ii) each request for a disbursement or other extensions of credit under the Mortgage Loan submitted to the Lender during the previous month. In addition, within thirty
(30) days
after the occurrence of Substantial Completion, the General Partner, on behalf of the Partnership, shall prepare and send to the Investment Partnership a
Credit Basis Worksheet for each building within the Apartment Complex, in the format provided by Boston Capital. The General Partner shall provide to the
Investment Partnership such other reports from time to time as may be reasonably required by the Investment Partnership with the reasonable consent of the General Partner or by federal or state agencies having jurisdiction.

	(h)	(i)  In the event that, and in such circumstances beyond the control of the General Partner, the reports or information provided for in
Sections 13.04 (b)(i) and/or 13.04(b)(ii) above are, at any time, not provided
within the time period(s) specified in such Sections, the General
Partner
shall be obligated to pay to the Investment Partnership the sum of $100
per
day, as liquidated damages, for each day from the date upon which such reports
or information is(are) due pursuant to the provisions of the aforesaid Sections until the date upon which such reports or information is (are) provided. This penalty, however, may be waived by the Investment
Partnership
in the event such failure is due to circumstances not within the General Partner's control.
		(ii)	In the event that the reporting requirements set forth
in
any of the above provisions of this Section 13.04 are not met, the Investment
Partnership, in its reasonable discretion, may direct the General
Partner to
dismiss the Accountants, and to designate successor Accountants, subject to the approval of the Investment Partnership; provided, however, that if the
General Partner and the Investment Partnership cannot agree on the designation of successor Accountants, the successor Accountants shall be designated by the
Investment Partnership in its sole discretion. These costs shall not exceed the average of three bids from qualified Accountants obtained by the General
Partner. The Investment Partnership shall give the General Partner at least
60 days' Notice of any material change in the reporting requirements set forth herein.

	13.05. Section 754 Elections. In the event of a transfer of all or any part of the Interest of a General Partner or of a Limited Partner, the Partnership may elect, pursuant to Sections 743 and 754 of the Code (or any corresponding provision of succeeding law), to adjust the basis of the Partnership property if, in the opinion of the Investment Partnership, based upon the advice of the Accountants, such election would be most advantageous to the Investment Partnership. Each Partner agrees to furnish the Partnership with all information necessary to give effect to such election.

	13.06. Fiscal Year and Accounting Method. The fiscal year of the Partnership shall be the calendar year. All Partnership accounts shall be determined on the accrual basis.

ARTICLE XIV
AMENDMENTS

	14.01. Proposal and Adoption of Amendments. This Agreement may be amended, after giving 20 days' Notice to the Partners hereunder (a) by the
General Partner with the Consent of the Investment Partnership, which Consent
(except in the case of any proposed amendment which the Investment Partnership reasonably determines to be adverse to their interests as Partners) shall not be unreasonably withheld or (b) by the Investment Partnership without the
Consent of the General Partner, (except in the case of any proposed amendment which the General Partner reasonably determines to be adverse to its interest as Partner, and if such Consent is required by the foregoing, which Consent shall not be unreasonably withheld or delayed). In determining whether or not to give its Consent to an amendment prepared by the Investment Partnership, the General Partner agrees to take into account the investment objectives of the Investment Partnership.

ARTICLE XV
CONSENTS, VOTING AND MEETINGS

	15.01. Method of Giving Consent. Any Consent required by this Agreement may be given by a written Consent given by the consenting Partner and received by the General Partner at or prior to the doing of the act or thing for which the Consent is solicited.

	15.02. Submissions to Limited Partners. The General Partner shall give the Limited Partners Notice of any proposal or other matter required by any provision of this Agreement or by law to be submitted for consideration and approval of the Limited Partners. Such Notice shall include any information required by the relevant provision or by law.

	15.03. Meetings; Submission of Matter for Voting. Subject to the provisions of Section 10.01, a majority in Interest of the Limited Partners shall have the authority to convene meetings of the Partnership and to submit matters to a vote of the Partners.

15.04.  Appointment of General Partner as Attorney-in-Fact.

	A. The Class A Limited Partner hereby irrevocably appoints and empowers the General Partner, the manager of such General Partner, and the President, each Vice-President, the Treasurer and Clerk of any corporate manager, as his true and lawful attorney-in-fact, with full power of substitution, in his name, place and stead, to make, execute, sign, acknowledge, swear to, verify, deliver, file, record and publish the following documents:

		(a) Any certificate, instrument or document which the General
Partners believe is necessary or appropriate to be filed by the Partnership under the laws of any state or by any governmental agency;

		(b) Any certificate, instrument or document which may be required to effect the continuation of the Partnership, the withdrawal of a Limited
Partner, the admission of a Limited Partner or the dissolution and termination of the Partnership, provided such continuation, admission, dissolution and termination is in accordance with the terms of this Agreement; and

		(c)  Any amendment to this Agreement made in accordance with
Section 14.01.

ARTICLE XVI
GENERAL PROVISIONS

	16.01. Burden and Benefit. The covenants and agreements contained herein shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors and assigns of the respective parties hereto.

	16.02. Applicable Law. This Agreement shall be construed and enforced in accordance with the laws of the State.

	16.03. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original copy and all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties shall not have signed the same counterpart.

	16.04. Separability of Provisions. Each provision of this Agreement shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purposes of this Agreement is determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect those provisions of this Agreement which are valid.

	16.05. Entire Agreement. This Agreement and the ancillary agreements executed in connection herewith set forth all (and is intended by all parties to be an integration of all) of the representations, promises, agreements and understandings among the parties hereto with respect to the Partnership, the
Partnership business and the property of the Partnership, and there are no representations, promises, agreements or understandings, oral or written, express or implied, among them other than as set forth or incorporated herein.

	16.06. Liability of the Investment Partnership. Notwithstanding anything to the contrary contained herein, neither the Investment Partnership nor any of its partners, general or limited, shall have any personal liability to any of the parties to this Agreement with regard to the representations and covenants extended, or the obligations undertaken, by the Investment Partnership under this Agreement. In the event that the Investment Partnership shall be in default under any of the terms of this Agreement, the sole recourse of any party hereto for any indebtedness due hereunder, or for any damages resulting from any such default by the Investment Partnership, shall be against the capital contributions of the investor limited partners of the Investment Partnership allocated to, and remaining for investment in, the
Partnership; provided however, that under no circumstances shall the liability of the Investment Partnership for any such default be in excess of the aggregate of: (a) the amount of Capital Contribution payable by the Investment
Partnership to the Partnership, under the terms of this Agreement, at the time of such default, and (b) an amount equal to reasonable attorneys' fees reasonably and necessarily incurred by the General Partners in obtaining payment of any Installment(s) not made by the Investment Partnership when due and payable pursuant to the provisions of this Agreement.

	16.07.  Environmental Protection.

		(a)	The General Partner represents and warrants that (i)
it has
no actual knowledge of any deposit, storage, disposal, burial, discharge, spillage, uncontrolled loss, seepage or filtration of any Hazardous Substances at, upon, under or within the Land or any contiguous real estate, and
(ii) it
has not caused or permitted to occur, and shall not permit to exist, any condition which may cause a discharge of any Hazardous Substances at, upon, under or within the Land or on any contiguous real estate.

		(b)	The General Partner further represents and warrants
that
neither it nor any of its Affiliates (i) has been, or will be involved in operations at or, pursuant to its best efforts, near the Land, which operations could lead to (A) the imposition of liability under the Hazardous
Waste Laws on the Partnership or on any other subsequent or former owner of the Land or (B) the creation of a lien on the Land under the Hazardous Waste
Laws or under any similar laws or regulations; and (ii) has permitted, or will permit, any tenant or occupant of the Apartment Complex to engage in any activity that could impose liability under the Hazardous Waste Laws on such tenant or occupant, on the Land or on any other owner of the Apartment Complex.

		(c)	The General Partner shall comply strictly and in all
respects with the requirements of the Hazardous Waste Laws and related regulations and with all similar laws and regulations.

		(d)	The General Partner, shall at all times indemnify and
hold
harmless the Investment Partnership against and from any and all claims, suits, actions, debts, damages, costs, charges, losses, obligations, judgments, and expenses, of any nature whatsoever, suffered or incurred by the
Investment Partnership, under or on account of the Hazardous Waste Laws or any similar laws or regulations, including the assertion of any lien thereunder, except for claims, suits, actions, debts, damages, costs, charges, losses, obligations, judgments, or expenses arising from the Investment
Partnership's
own gross negligence, willful misconduct or fraud.

		(e)	For purposes of this Section 16.07, "Hazardous
Substances"
means oil, petroleum or chemical liquids or solids, liquid or gaseous products or any hazardous wastes or hazardous substances, as those terms are used in the Hazardous Waste Laws; and "Hazardous Waste Laws" means the Comprehensive
Environmental Response, Compensation, and Liability Act of 1980, and any other federal, state or local law governing Hazardous Substances, as such laws may be amended from time to time.

	16.08. Notices to the Investment Partnership. Any Notice required by the provisions of this Agreement to be given to the Investment
Partnership
shall be addressed as follows:

			Boston Capital Tax Credit Fund IV, L.P.
			c/o Boston Capital Partners, Inc.
			One Boston Place, 21st Floor
			Boston, Massachusetts 02210
			ATTN: Samuel F. Guagliano, Assistant Vice President,
Acquisitions

And a copy to:		Hinckley, Allen & Snyder
			One Financial Center
			Suite 4600
			Boston,  MA  02111-2625
			ATTN:  Kristin A. DeKuiper, Esq.



	16.09. Notices to the General Partner. Any Notice required by the provisions of this Agreement to be given to the General Partner shall be addressed as follows:

			Byam Village of Massachusetts LLC
			One Boston Place
			Suite 2100
			Boston, MA 02108
			ATTN:  Christopher W. Collins

And a copy to: 	Peabody & Brown
			101 Federal Street
			Boston, MA 02110
			ATTN:  Paul E. Bouton, P.C.

	16.10. Withdrawal of Initial Limited Partner. First Atlantic hereby withdraws as the Initial Limited Partner of the Partnership.

	16.11. Lender Requirements. See Exhibit B attached hereto and made a part hereof.

	IN WITNESS WHEREOF, the parties have affixed their signatures and seals to this Amended and Restated Agreement of Limited Partnership of Byam Limited
Partnership as of the date first written above.

[SIGNATURES APPEAR ON NEXT PAGE



		                              			GENERAL PARTNER:

		                             				BYAM VILLAGE OF MASSACHUSETTS LLC

_______________________            By:   FIRST ATLANTIC
Witness                                  HOUSING, INC., its
                             				        Manager

	                                        By:  __/s/ Elizabeth R. Collins
		                                            Elizabeth R. Collins
		                                            Vice President

                                   INVESTMENT PARTNERSHIP:

                                   BOSTON CAPITAL TAX CREDIT FUND IV L.P.

	                                  By:  Boston Capital Associates IV L.P.,
                                        its General Partner

                                       	By: C&M Associates d/b/a Boston
                                            Capital 	Associates, its
                                            general partner


_________________________	              By:_/s/ Bonnie Kate Fox_________
Witness	                                   Bonnie Kate Fox, as Attorney-
                                    	      in-Fact of John P. Manning,
                                    	      Partner

                                   	GUARANTORS:

                              						FIRST ATLANTIC HOUSING, INC.


________________________		          By: _/s/ Elizabeth R. Collins___
Witness	                                Elizabeth R. Collins
                                       	Vice President



________________________		             __/s/ Michael A. Liberty_______
Witness				                           	MICHAEL A. LIBERTY




                                      AMERICAN HOUSING PRESERVATION
                                      CORPORATION


________________________		            By: ____________________________
Witness	                                  Name:
                                         	Title:

                                     	SPECIAL LIMITED PARTNER:

                                     	BCTC 94, INC.


___________________________ 	         By: __/s/ Bonnie Kate Fox______
Witness	                                  Bonnie Kate Fox, Attorney-
                                        	 in-Fact for John P. Manning,
                                          President

                              						CLASS A LIMITED PARTNER

                                    MERIDEN HOUSING PRESERVATION LIMITED
                                    PARTNERSHIP

                                    By:  MHP Corporation, its general partner


____________________________		           By:___________________________
Witness					                                Name:
		                                 				     Title:


                                  	WITHDRAWING LIMITED PARTNER:

                                  	FIRST ATLANTIC HOUSING, INC.


________________________		         By: _/s/ Elizabeth R. Collins
Witness	                               Elizabeth R. Collins
                                      	Vice President





EXHIBIT A

Post-Closing Conditions

[Refer to that certain Post-Closing Letter dated as of the date hereof, which is incorporated herein by reference]